FAIRFIELD SAVINGS BANK
                             ----------------------
                         PROFIT SHARING AND SAVINGS PLAN
                         -------------------------------
               (As amended and restated effective August 1, 1989)












                                Kirkland & Ellis

                                     Chicago

                                   CERTIFICATE


                  I, Barbara J. Urban, Secretary of Fairfield Savings Bank, hereby certify that the attached document is a correct copy of Fairfield Savings Bank Profit Sharing and Savings Plan, as amended and restated effective August 1, 1989, and as in effect on the date hereof.

                  Dated this 2nd day of March , 1993.

                                  By
                                    ---------------------------------
                                           Secretary as Aforesaid
                                               (Corporate Seal)

                             FAIRFIELD SAVINGS BANK
                             ----------------------
                         PROFIT SHARING AND SAVINGS PLAN
                         -------------------------------

               (As amended and restated effective August 1, 1989)

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


ARTICLE 1.......................................................................................................  1
         Introduction...........................................................................................  1
                  Purpose of the Plan, Effective Date...........................................................  1
                  Plan Administrator, Plan Year.................................................................  1
                  The Trust.....................................................................................  1
                  The Employers.................................................................................  2
                  Supplements...................................................................................  3
                  Plan Benefits For Participants Who Terminated Employment Prior to
                           August 1, 1989.......................................................................  3

ARTICLE 2.......................................................................................................  3
         Plan Participation.....................................................................................  3
                  Eligibility...................................................................................  3
                  Eligibility Service...........................................................................  4
                  Hours of Service..............................................................................  4
                  Leave of Absence..............................................................................  6
                  Notice of Participation.......................................................................  6

ARTICLE 3.......................................................................................................  6
         Participant Contributions..............................................................................  6
                  Salary Deferral Contributions.................................................................  6
                  Voluntary Contributions.......................................................................  7
                  Form of Participant Contributions.............................................................  8
                  Variation, Discontinuance and Resumption of Participant Contributions.........................  8
                  Earnings .....................................................................................  9
                  Rollover Contributions........................................................................ 10
                  Transferred Benefits.......................................................................... 11
                  Restricted Participation with Respect to Rollover Contributions and
                           Transferred Benefits................................................................. 11

ARTICLE 4....................................................................................................... 12
         Employers' Contributions............................................................................... 12
                  Employers' Contributions...................................................................... 12






                  Payment of Employers' Contributions........................................................... 12
                  Verification of Employers' Contributions...................................................... 13

ARTICLE 5....................................................................................................... 13
         Plan Accounting and Investment Funds................................................................... 13
                  Participant Account Balances.................................................................. 13
                  Investment or Account Balances................................................................ 14
                  Investment Funds.............................................................................. 15
                  Investment Directions......................................................................... 16
                  Manner of Making Investment Directions........................................................ 16
                  Directed Investment Election at Age 60........................................................ 16
                  Plan Expenses................................................................................. 18
                  Accounting Dates.............................................................................. 18
                  Date of Crediting Contributions and Forfeitures............................................... 18
                  Allocation of Employer Contributions and Forfeitures.......................................... 19
                  Adjustment of Participants' Accounts.......................................................... 20
                  Statement of Accounts......................................................................... 21

ARTICLE 6....................................................................................................... 21
         Top-Heavy Plan Rules................................................................................... 21
                  Key Employees................................................................................. 21
                  Top-Heavy Plan................................................................................ 22
                  Aggregation Groups............................................................................ 23
                  Special Top-Heavy Vesting Schedule............................................................ 24
                  Minimum Contributions and Benefits............................................................ 25

ARTICLE 7....................................................................................................... 25
         Distribution of Account Balances....................................................................... 25
                  Retirement, Death or Disability............................................................... 25
                  Resignation or Dismissal...................................................................... 26
                  Forfeitures................................................................................... 28
                  Methods of Benefit Payment.................................................................... 28
                  Selection of Time and Manner of Benefit Payment............................................... 29
                  Limitations on Time of Benefit Payment........................................................ 30
                  Designated Beneficiaries...................................................................... 31
                  Payment to Substitute Beneficiaries........................................................... 31
                  Payment With Respect to Incapacitated Participants or Beneficiaries........................... 33
                  Final Court Orders............................................................................ 33

ARTICLE 8....................................................................................................... 33
         Withdrawals and Loans During Employment................................................................ 33
                  Withdrawals From Voluntary Contribution Account, Rollover Account,
                           and Employer Contribution Account.................................................... 33
                  Hardship Withdrawals.......................................................................... 34

                                       ii





                  Withdrawals After Age 59-1/2 or Permanent Disability.......................................... 35
                  Complete Withdrawal of Participant's Account After Age 60..................................... 35
                  Loans to Participants......................................................................... 36
                  No Representation Regarding Tax Effect of Withdrawals or Loans................................ 38

ARTICLE 9....................................................................................................... 38
         Reemployment........................................................................................... 38
                  Rehired Employee or Participant............................................................... 38
                  Reinstatement of Forfeitures.................................................................. 39

ARTICLE 10...................................................................................................... 40
         Maximum Contributions.................................................................................. 40
                  Contribution Limitations...................................................................... 40
                  Participant Covered by Defined Contribution Plan.............................................. 41
                  Participant Covered by Defined Contribution Plan and Defined Benefit
                           Plan................................................................................. 42
                  Distribution of Excess Deferrals.............................................................. 44
                  Highly Compensated Employee................................................................... 44
                  Limitations on Elective Contributions......................................................... 46
                  Limitation on Employee and Matching Contributions............................................. 49
                  Multiple Use Limitation....................................................................... 53

ARTICLE 11...................................................................................................... 54
         Plan Administrator..................................................................................... 54
                  Plan Administrator's Duties................................................................... 54
                  Action by Plan Administrator.................................................................. 55
                  Information Required for Plan Administration.................................................. 55
                  Decision of Plan Administrator Final.......................................................... 56
                  Review of Benefit Determinations.............................................................. 56
                  Uniform Rules................................................................................. 57
                  Plan Administrator's Expenses................................................................. 57
                  Interested Plan Administrator................................................................. 57
                  Resignation or Removal of Plan Administrative Committee Members............................... 57
                  Indemnification............................................................................... 58

ARTICLE 12...................................................................................................... 58
         Relating to the Employers.............................................................................. 58
                  Action by Employers........................................................................... 58
                  Additional Employers.......................................................................... 58
                  Restrictions on Reversions.................................................................... 59

ARTICLE 13...................................................................................................... 59
         Amendment, Termination or Plan Merger.................................................................. 59
                  Amendment..................................................................................... 59

                                       iii





                  Termination................................................................................... 60
                  Plan Merger................................................................................... 61
                  Continuation by a Successor or Purchaser...................................................... 61
                  Notice to Participants of Amendments, Terminations or Plan Mergers............................ 62
                  Vesting and Distribution on Termination....................................................... 62

ARTICLE 14...................................................................................................... 62
         General Provisions..................................................................................... 62
                  Examination of Plan Documents................................................................. 62
                  Notices  ..................................................................................... 62
                  Nonalienation of Plan Benefits................................................................ 63
                  No Employment Guarantee....................................................................... 63
                  Participant Litigation........................................................................ 63
                  Successors.................................................................................... 64
                  Adequacy of Evidence.......................................................................... 64
                  Gender and Number............................................................................. 65
                  Waiver of Notice.............................................................................. 65
                  Applicable Law................................................................................ 65
                  Severability.................................................................................. 65
                  Fiduciary Responsibilities.................................................................... 65

                             FAIRFIELD SAVINGS BANK
                             ----------------------
                         PROFIT SHARING AND SAVINGS PLAN
                         -------------------------------

               (As amended and restated effective August 1, 1989)

                                    ARTICLE 1
                                    ---------

                                  Introduction
                                  ------------

                  1.1 PURPOSE OF THE PLAN, EFFECTIVE DATE. The Fairfield Savings Bank Profit Sharing and Savings Plan (the "plan") as maintained by the Fairfield Savings Bank (the "Bank") constitutes an amendment, restatement and continuation of such plan, effective as of August 1, 1989 (the "effective date"). The name of the plan prior to the effective date was the Fairfield Savings and Loan Association Thrift Incentive and Profit Sharing Plan. The plan is maintained by the Bank and other related companies which adopt the plan with the Bank's consent in order to stimulate interest, initiative, and increased efficiency among plan participants; to encourage plan participants to set aside funds for retirement; to share with plan participants the economic benefits produced by their efforts; and to assist in providing plan participants with retirement benefits.

                  1.2 PLAN ADMINISTRATOR, PLAN YEAR. The plan is administered by a plan committee (the "plan administrator") whose members shall be appointed by the Board of Directors of the Bank. Article 11 describes certain powers, duties and responsibilities of the plan administrator with respect to the administration of the plan. The plan is administered on the basis of a plan year which begins each year on August 1 and ends on the next following July 31.

                  1.3 THE TRUST. The assets of the plan are held and invested by one or more trustees (the "trustee") and may be held and invested by one or more investment managers or insurance institutions acting and appointed for such purposes in accordance with one or more trust agreements (the "trust") which implement and form a part of the plan. Reference to the trust fund shall include all assets including any insurance policies held by the trustee, investment managers, and insurance institutions in accordance with the trust and this plan.

                  1.4 THE EMPLOYERS. With the consent of the Bank, the plan may be adopted in accordance with the provisions of section 12.2 by any subsidiary of the Bank or any related company for the benefit of its eligible employees. For this purpose, a "subsidiary" means any corporation more than 50 percent of the voting stock of which is directly or indirectly owned by the Bank and a "related company" means any corporation (other than the Bank and its subsidiaries) more than 50 percent of the voting stock of which is directly or indirectly owned by any corporation or any person or group of persons who directly or indirectly own more than 50 percent of the voting stock of the Bank. The Bank and its subsidiaries and related companies that adopt the plan are referred to herein collectively as the "employers" and individually as an "employer". The term "Fairfield Companies" includes the employers and all subsidiaries and related companies that have not adopted the plan (and each such corporation is sometimes referred to herein individually as a "Fairfield Company"). Any corporation which is not an employer under the plan and which does not qualify as a subsidiary or related company, but is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains an employer under the plan or a member of an affiliated service group (as defined in Section 414(m) of the Code) which contains an employer under the plan shall, for purposes of the plan, be considered as a subsidiary or related company that has not adopted the plan.

                  1.5 SUPPLEMENTS. From time to time supplements may by amendment be attached to and form a part of this plan and shall be given the same effect that such provision would have if it was incorporated within the basic text or the plan. Such supplements may modify or supplement the provisions of the plan as they apply to particular groups of employees or groups of participants, shall specify the persons affected by such supplements and shall supersede the other provisions of the plan to the extent necessary to eliminate inconsistencies between the plan provisions and the provisions of such supplements.

                  1.6 PLAN BENEFITS FOR PARTICIPANTS WHO TERMINATED EMPLOYMENT PRIOR TO AUGUST 1, 1989. To the extent permitted by law, the benefits provided hereunder with respect to any participant who retired or whose employment terminated prior to August 1, 1989, will, except as otherwise specifically provided herein, be governed in all respects by the terms of the plan as in effect on the date of the participant's retirement or other termination of employment.

                                    ARTICLE 2
                                    ---------

                               PLAN PARTICIPATION
                               ------------------

                  2.1 ELIGIBILITY. Each employee of an employer who was a participant in the plan immediately prior to the effective date shall continue to participate in the plan on and after the effective date in accordance with the terms of the plan until such employee's participation ceases in accordance with the plan. Each other employee of an employer will become a participant in the plan as of the later of the effective date, or the August 1 or February l coincident with or next following date he meets both of the following requirements:

                           (a) He is a "covered employee" (that is, he is a
                  member of a group of employees of an employer to which the plan has been and continues to be extended by his employer either unilaterally or by collective bargaining); and

                           (b) He has completed one year or eligibility service
                  (as defined in section 2.2).

                  2.2 ELIGIBILITY SERVICE. An employee of an employer shall be credited with one year of eligibility service if he completes 1,000 or more hours of service (as defined in section 2.3) in the twelve consecutive month period commencing on the date his last period of employment with the Fairfield Companies commenced or an anniversary of such date.

                  2.3 HOURS OF SERVICE. An "hour of service" as used in the plan means:

                           (a) Each hour for which an employee is directly or
                  indirectly compensated or entitled to be compensated for his performance of duties for any Fairfield Company as an employee (with each overtime hour being taken into account as if it were a normal work hour);

                           (b) Each hour for which an employee is directly or
                  indirectly compensated or entitled to be compensated by a Fairfield Company with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacitation (including disability), layoff, military duty or leave of absence (as defined in section 2.4); provided, however, that not more than 501 hours of service shall be credited to an employee on account of any single continuous period during which he performs no duties and an employee shall not be credited with hours of service under this subsection for any period during which he performs no duties (i) if such employee's compensation for such period is in the form of payments made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or state disability insurance laws, (ii) if such employee's compensation for such period constitutes reimbursement for medical or medically related expenses incurred by the employee, or (iii) if such employee's compensation for such period is paid to the employee while on maternity or paternity leave of absence (as described in section 2.4(b) below), provided credit for such period is granted in accordance with subsection (c) below; and

                           (c) Each other hour required by federal law to be
                  counted as an "hour of service," including (i) each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Fairfield Company, and (ii) each such hour for which an employee is on maternity or paternity leave of absence, but only for purposes of preventing the employees from incurring a one-year break-in-service; provided, however, that not more than 501 hours of service shall be credited for payments of back pay, to the extent that such back pay is awarded for a period of time during which the employee did not or would not have performed duties as an employee, and not more than 501 hours of service shall be credited by reason of a maternity or paternity leave of absence.

Compensated hours described in subsection (b) above shall be determined by multiplying the number of scheduled work days during the applicable period for which the employee is compensated by the number of hours in the average scheduled work day (based on the scheduled work week for his job classification then in effect, provided, however, that in the case of an employee without a regular work schedule, such hours shall be computed on the basis of a 40 hour work week). Hours described in subsection (c) above for employees on maternity or paternity leave of absence shall be determined in the same manner as compensated hours. In determining hours of service, hours shall be credited for the period in which such duties were performed (regardless of when payment is due) or for which such compensation was paid and for this purpose the rules for crediting hours of service set forth in Section 2530.200b-2 of the Department of Labor regulations are hereby incorporated by reference; provided that hours of service credited under subsection (c) above for a maternity or paternity leave of absence shall be credited to the year in which such maternity or paternity leave begins if such hours are required to prevent a break in service from occurring in such year, or if not so required in that year, such hours shall be credited in the immediately following year. In construing the foregoing provisions of this section, ambiguities shall be resolved in favor of crediting employees with hours of service.

                  2.4 LEAVE OF ABSENCE. A "leave or absence" as used in the plan means:

                           (a) A leave of absence required by law or granted by
                  a Fairfield Company on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who enter such branches, or any other military or governmental branch designated by a Fairfield Company;

                           (b) A leave or absence for any period the employee is
                  absent from work by reason of the employee's pregnancy, the birth of the child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement; and

                           (c) Any other absence from active employment with a
                  Fairfield Company that is approved by such Fairfield Company and not treated by it as a termination of employment.

Leaves of absence granted by a Fairfield Company will be governed by rules uniformly applied to all employees of that Fairfield Company similarly situated.

                  2.5 NOTICE OF PARTICIPATION. Each employee will be notified of the date he becomes a plan participant, and each participant and other person receiving benefits under the plan will be furnished with a copy of a summary plan description.

                                    ARTICLE 3
                                    ---------

                            PARTICIPANT CONTRIBUTIONS
                            -------------------------

                  3.1 SALARY DEFERRAL CONTRIBUTIONS. Subject to the conditions and limitations of this Article 3 and Article 10, for each plan year each active participant may elect to defer receipt of his compensation in an amount equal to not less than one percent nor more than fifteen percent (or such lower maximum percentage as determined by the plan administrator for any plan year), of his earnings for such plan year and his employer shall, in accordance with subsection 4.1(b), contribute the amount of such salary deferral to the plan as a salary deferral contribution. Notwithstanding any provision contained herein to the contrary a participant's aggregate salary deferral contributions to this plan and to any other plan maintained by a Fairfield Company in which such participant participates may not exceed $7,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law) in any calendar year. Salary deferral contributions elected and made on behalf of a participant for a plan year which are not less than one percent or in excess of six percent of his earnings for such plan year shall be considered his "basic salary deferral contributions" which are eligible for the employer matching contributions under subsection 4.1(a); provided, however, that if the participant elects to make a voluntary contribution pursuant to section 3.2, his basic salary deferral contribution and voluntary contribution that will be subject to the employer matching contribution shall not exceed six percent of his earnings for such plan year. The salary deferral contributions made on behalf of a participant and the earnings thereon shall be fully vested and nonforfeitable at all times. Each participant shall initially elect a rate of salary deferral contributions by filing a written election with the plan administrator on such forms, in such manner and at such times a plan administrator shall require. Completion of such election form shall evidence the participant's authorization of his employer to reduce his compensation and accordingly his agreement (until subsequently modified by such participant as permitted by section 3.4) to have salary deferral contributions made on his behalf at his chosen rate.

                  3.2 VOLUNTARY CONTRIBUTIONS. In addition to, or in lieu of, the salary deferral contributions permitted under section 3.1, any participant may elect to make voluntary contribu- tions in an amount of not less than one percent nor more than sixteen percent of the participant's earnings for such plan year; provided, however, no participant may make contributions equal to or in excess of the amount which will cause the limitation of Article 10 to be exceeded. The employer matching contribution (as set forth in subsection 4.1(a) will only be applied to basic salary deferral contributions and voluntary contributions that in the aggregate do not exceed six percent of the participant's earnings for such plan year.

                  3.3 FORM OF PARTICIPANT CONTRIBUTIONS. All participant salary deferral contributions and voluntary contributions shall be made by payroll deduction (or periodically corresponding to payroll deduction) or by any other method approved by the plan administrator. The plan administrator may adopt appropriate regulations, procedures or forms pertaining to participant contributions. Participant contributions shall be paid to the trust as soon as practicable after the date made or deducted.

                  3.4 VARIATION, DISCONTINUANCE AND RESUMPTION OF PARTICIPANT CONTRIBUTIONS. Effective as of any payroll period which commences at least 30 days (or such other time period as specified by the plan administrator) following receipt by the plan administrator of an election form satisfactory to the plan administrator for this purpose, a participant eligible to make salary deferral contributions and voluntary contributions may revise the rate that such contributions are made by payroll deduction. A participant may elect to discontinue making all such contributions as of any regularly scheduled payday of his employer by filing an election form with the plan administrator at least ten regularly scheduled work days of his employer prior to such payday. A participant who has discontinued making some or all contributions hereunder may resume making such contributions by filing an election form with the plan administrator at least 30 days (or such other time period as specified by the plan administrator) prior to the payroll period as of which date such contributions shall resume. Any elections made in accordance with this section shall be made on a form provided by the plan administrator for such purposes and shall be signed by the participant.

                  3.5 EARNINGS. For purposes of the plan, a participant's "earnings" means such participant's compensation for services rendered to the employers as a covered employee, but excluding bonuses and overtime pay and the following:

                           (a) Any amounts contributed by the employers for the
                  participant's benefit to this plan or any other profit sharing, pension, stock bonus or other retirement or benefit plan maintained by the employers; provided, however, any amounts contributed under a salary reduction arrangement under Sections 125 or 401(k) of the Code shall be considered as earnings;

                           (b) Any reimbursements for travel expenses,
                  relocation allowances, educational assistance allowances and awards or other special allowances, and any amounts included in taxable income under any group insurance program;

                           (c) Any severance pay paid as a result of the
                  participant's termination of employment;

                           (d) Any compensation paid or payable to the
                  participant, or to any governmental body or agency on account of the participant, under the terms of any state, federal or foreign law requiring the payment of such compensation because of the participant's voluntary or involuntary termination of employment with any Fairfield Company; and

                           (e) Any compensation pale or payable to the
                  participant which is in excess of $200,000 (or such other amount as may be determined from time to time by the Secretary of Treasury or his delegate or by law). In determining a participant's earnings for purposes of the foregoing limitation in any plan year, the family aggregation rules under Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the end of the plan year for which earnings are being determined. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

Unless otherwise provided, for purposes or the limitations set forth in Article 10, a participant's compensation shall mean the remuneration (both cash and non cash) for which the employer is required to report to the participant for the plan year ("Box 10 Compensation"), plus amounts contributed pursuant to a salary reduction agreement under Sections 125 or 401(k) of the Code.

                  3.6 ROLLOVER CONTRIBUTIONS. The plan administrator may, in its discretion permit any covered employee to make a qualifying rollover contribution to the plan. A "qualifying rollover contribution" means the contribution to the plan by an employee of:

                           (i) A portion or all of a qualifying total
                  distribution (as defined in Section 402(a)(5)(E)(i) of the Code); provided, however, that the portion, if any, of a qualifying total distribution consisting of nondeductible employee contributions may not be contributed to the plan; or

                           (ii) a rollover contribution (as defined in Section
                  408(d)(3) of the Code).

                  A qualifying rollover contribution to be made by a covered employee must be made to the trust, in care of the plan administrator, by not later than the sixtieth day following the day upon which the employee received the qualifying total distribution or rollover contribution with respect to which the qualifying rollover contribution is to be made. The plan administrator shall refuse to permit the contribution to the plan of property other than money (and shall require instead that the property be sold and the proceeds contributed). If an employee makes a qualifying rollover contribution on a date other than an accounting date (as defined in section 5.8), a segregated account shall be established on such date on his behalf until the next accounting date under the plan to reflect the income, losses, appreciation and depreciation attributable thereto until such accounting date. A participant's qualifying rollover contribution shall be credited to the participant's rollover account (as defined in subsection 5.1(f)) as of the accounting date coincident with or next following the date the contribution is made.

                  3.7 TRANSFERRED BENEFITS. If a covered employee had previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan and such other plan permits the transfer to this plan of the vested portion of the covered employee's benefits under such other plan, and if so directed by the plan administrator in its discretion, the trustee shall accept a transfer of cash to this plan equal to the vested benefits of such employee under such other plan which are being transferred to this plan. No amounts shall be transferred to this plan from any other plan if the accrued benefit payable to the employee under such other plan must be provided in the form of a qualified joint and survivor annuity or if a qualified preretirement survivor annuity must be provided to the surviving spouse of such employee with respect to such accrued benefit. If the date on which such transfer is received by the trustee is not an accounting date, a segregated account shall be established on such date on behalf of the covered employee until the next accounting date under the plan to reflect the income, losses, appreciation and depreciation attributable thereto until such accounting date. The participants transferred benefits (as adjusted to reflect the investment experience of a segregated account, if initially credited to a segregated account) shall be credited to his rollover account as of the accounting date coincident with or next following the date the transfer is made.

                  3.8 RESTRICTED PARTICIPATION WITH RESPECT TO ROLLOVER CONTRIBUTIONS AND TRANSFERRED BENEFITS. For purposes of the plan, a participant with respect to whom a qualifying rollover contribution or a transfer of benefits is made in accordance with section 3.6 or 3.7, respectively, shall not be eligible to make salary deferral contributions or voluntary contributions or have matching employer contributions made on his behalf before becoming a participant for all purposes of the plan in accordance with sections 2.1.

                                    ARTICLE 4
                                    ---------

                            EMPLOYERS' CONTRIBUTIONS
                            ------------------------

                  4.1 EMPLOYERS' CONTRIBUTIONS. Each plan year beginning on or after the effective date and subject to the conditions and limitations of this
Article 4 and Article 10, each employer will make a contribution under the plan for each active participant employed by it during that plan year in an amount equal to the sum of the following:

                           (a) EMPLOYER MATCHING CONTRIBUTIONS. With respect to
                  each participant who elects to make basic salary deferral contributions or voluntary contributions, or both, to the plan, the employers shall make a matching contribution, on behalf of each such participant equal to 25 percent of the amount of basic salary deferral contributions and voluntary contributions which such participant has made up to a maximum matching contribution of 1.50 percent of a participant's compensation (i.e., aggregate contributions not in excess of six percent of the participant's earnings). The employer matching contribution shall first be applied to the basic salary deferral contribution and then to the voluntary contribution to the extent such basic salary deferral contribution does not exceed six percent of the participant's earnings for such plan year.

                           (b) SALARY DEFERRAL CONTRIBUTIONS. 100 percent of the
                  salary deferral contribution (as defined in section 3.1, including the participant's basic salary deferral contribution) elected by the participant for that plan year.

                           (c) BASIC PROFIT SHARING CONTRIBUTION. An amount
                  equal to two percent of each participant's earnings for that plan year.

                           (d) DISCRETIONARY PROFIT SHARING CONTRIBUTION. An
                  amount as the Bank shall determine, if any.

                  4.2 PAYMENT OF EMPLOYERS' CONTRIBUTIONS. Each employers' contribution under the plan to be made in accordance with section 4.1 above for any plan year shall be paid to the trust (as described in section 1.3) implementing the plan, without interest, no later than the time for filing the employer's federal income tax return, (including any extensions) for the taxable year in which such plan year ends.

                  4.3 VERIFICATION OF EMPLOYERS' CONTRIBUTIONS. The certificate of an independent accountant selected by the Bank as to the correctness of any amounts or calculations relating to the employers' contributions under the plan for any plan year shall be conclusive on all persons.

                                    ARTICLE 5
                                    ---------

                      PLAN ACCOUNTING AND INVESTMENT FUNDS
                      ------------------------------------

                  5.1 PARTICIPANT ACCOUNT BALANCES. The plan administrator will establish and maintain the following separate accounts with respect to plan participants:

                           (a) SALARY DEFERRAL CONTRIBUTION ACCOUNT. A "salary
                  deferral contribution account" shall be maintained on behalf of each participant. With respect to any plan participant, this account shall represent the amount of salary deferral contributions made on the participant's behalf and the earnings, expenses, appreciation and depreciation attributable to such contributions under the plan.

                           (b) EMPLOYER MATCHING CONTRIBUTION ACCOUNT. An
                  "employer contribution account" shall be maintained on behalf of each participant. With respect to any plan participant, this account shall represent the portion of an employer's matching contributions and any forfeitures which are allocated for his benefit and the earnings, expenses, appreciation and depreciation attributable to such contributions under the plan.

                           (c) DISCRETIONARY PROFIT SHARING CONTRIBUTION
                  ACCOUNT. A "discretionary profit sharing contribution account" shall be maintained and behalf of each participant. With respect to any plan participant, this account shall represent the portion of the discretionary profit sharing contributions and any forfeitures which are allocated for his benefit and the earnings, expenses, appreciation and depreciation attributable to such contributions under the plan.

                           (d) BASIC PROFIT SHARING CONTRIBUTION ACCOUNT. A
                  "basic profit sharing contribution account" shall be maintained on behalf of each participant. With respect to any plan participant, this account shall represent the portion of the basic profit sharing contributions and any forfeitures which are allocated for his benefit and the earnings, expenses, appreciation and depreciation attributable to such contributions under the plan.

                           (e) VOLUNTARY CONTRIBUTION ACCOUNT. A "voluntary
                  contribution account" shall be maintained on behalf of each participant. With respect to any plan participant, this account shall represent the amount of such participant's voluntary contributions and the earnings, expenses, appreciation and depreciation attributable to such contributions under the plan. This account shall also include all amounts held under the Thrift Contribution Account as provided under the plan prior to the effective date.

                           (f) ROLLOVER ACCOUNT. A "rollover account" shall be
                  maintained on behalf of a plan participant whose prior benefits under another plan described in Section 401(a) of the Code are transferred to the trustee for the subsequent payment of such amounts in accordance with this plan. The trustee may accept such rollover amounts on behalf of a participant only with the authorization of the plan administrator.

The maintenance of separate account balances shall not require physical segregation of plan assets with respect to each account balance. The accounts maintained hereunder represent the participants' interests in the plan and trust and are intended as bookkeeping account records to assist the plan administrator and the trustee in the administration of this plan. The plan administrator may maintain such other accounts in the name of participants as it considers desirable. Any reference to a participant's "accounts" or "account balances" shall refer to all of the accounts maintained in the participant's name under the plan. Participants shall at all times have 100 percent vested and nonforfeitable interests in their salary deferral contribution account, voluntary contribution account and rollover account and shall have vested and nonforfeitable interests in the employer matching contribution account, discretionary profit sharing account and basic profit sharing contribution account only as provided in the plan.

                  5.2 INVESTMENT OR ACCOUNT BALANCES. The trustee, the investment manager and any insurance institution responsible for investment of trust assets shall be permitted to commingle the assets of the trust for purposes of investment with the assets of other plans or trusts which are intended to qualify for a federal tax exemption under Sections 401(a) and 501(a) of the Code. Any documents which are required to be incorporated in the plan and the trust to permit such commingled investments are hereby so incorporated. Except to the extent required by section 5.3, segregated investment of plan and trust assets shall not be required with respect to any one or more plan participants. Each account invested in a particular investment fund shall represent an undivided interest in such investment fund which corresponds to the balance of such account.

                  5.3 INVESTMENT FUNDS. From time to time the Bank may cause the trustee or an investment manager to establish one or more investment funds for the investment and reinvestment of plan assets. The continued availability of any investment fund is necessarily conditioned upon the terms and conditions of investment management agreements and other investment arrangements. While the Bank may arrange with the trustee and investment managers for the establishment of investment funds, the continued availability of these funds cannot be assured, nor is it possible to assure that the arrangements or the investment funds managed by a particular investment manager or by the trustee will continue to be available on the same or similar terms. The Bank may, in its discretion, direct the establishment of additional investment funds or may terminate any investment fund as it deems appropriate and in the best interest of plan participants. Participant loans shall constitute aggregated investments on behalf of the participant to whom such loans are made and shall not be reflected in any investment fund. Except as provided in this section and sections 5.4, 5.5 and 5.6 participants' accounts shall be invested in any one or more investment funds as determined by the trustee.

                  5.4 INVESTMENT DIRECTIONS. Each participant, in accordance with rules promulgated by the plan administrator and uniformly applied to all participants, may, but need not, direct the investment of a portion or all of his accounts in any of the investment funds as provided by the Bank by completing an investment direction in the manner required by the plan administrator. In the investment direction, the participant shall instruct the trustee to invest a specified percentage of the portions of the participant's accounts which are subject to such directions. It shall be the responsibility of the plan administrator to accumulate, aggregate and transmit to the trustee all such investment directions.

                  5.5 MANNER OF MAKING INVESTMENT DIRECTIONS. All investment directions shall be in writing on forms prescribed by the plan administrator. The forms shall be signed by the participant making the direction and shall be delivered to the plan administrator. All investment directions shall continue in force until changed or revoked by the participant issuing the direction. Investment directions shall be made, changed or revoked at such times as may be permitted by the plan administrator and shall be implemented as soon as practicable. If a participant fails to file a timely direction with respect to the investment of all or part of the portion of his account that is subject to his investment directions (determined in accordance with section 5.4), the portion over which the participant has not directed the investment shall be invested in such manner as may be directed by the trustee.

                  5.6 DIRECTED INVESTMENT ELECTION AT AGE 60. Any participant who has attained age 60 may elect to have all or any portion of his accounts converted to cash based upon the fair market value of his accounts as determined by the trustee and to have such cash amount invested in one or more of the following directed investments:

                           (a) A savings account or accounts at one or more
                  banks or savings and loan associations, including the banking department of a bank acting as trustee, as selected by the Bank.

                           (b) A fund invested in obligations of the federal
                  government and debt securities rated A or better by Moody's or Standard & Poor's Investor's Service as selected by the Bank.

                           (c) A fund invested in commercial paper, certificates
                  of deposit (including those issued by a bank acting as trustee) or any common, collective or commingled trust fund or pooled investment fund maintained by a bank or trust company (including a bank or trust company acting as Trustee), as selected by the Bank.

The plan administrator may, in its discretion, direct the establishment of additional investment funds or may terminate any investment fund as it deems appropriate and in the best interest of participants. Each participant's account invested in a particular investment fund described in (b) or (c) above shall represent an undivided interest in such investment fund which corresponds to the balance of such account. Directed investment elections shall be made by eligible participants in accordance with rules promulgated by the plan administrator and uniformly applied to all participants and shall become effective as of the first day of the calendar quarter which is at least 30 days following the date the election is filed in writing with the plan administrator. All investment directions shall continue in force until changed or revoked by the participant issuing the direction. Directed investment elections may be made, changed or revoked at such times as may be permitted by the plan administrator except that no other directed investment change may be made until twelve full calendar months have elapsed in which no directed investment change has been made by such participant and amounts subject to a directed investment election shall be appropriately adjusted to reflect each such accounts respective share of interest in the savings accounts or other directed investment fund described above based on the portion of each such account invested in such savings account or other directed investment fund and the period or periods since the last accounting date during which the account was so invested.

                  5.7 PLAN EXPENSES. All costs and expenses incurred in connection with the general administration of the plan and trust shall, to the extent not paid by the Bank, be allocated among the investment funds in the proportion in which the amount invested in each such fund bears to the amount invested in all funds as of the accounting date preceding the day of allocation, provided that all costs and expenses directly identifiable to one fund shall be allocated to that fund.

                  5.8 ACCOUNTING DATES. The last day of each fiscal quarter ending with the months of October, January, April and July shall be an "accounting date" as of which all account balances shall be adjusted in accordance with section 5.11. The date of any termination or partial termination of the plan, the date of any merger or consolidation of this plan with any other plan, and any other date selected by the plan administrator or the trustee for such purposes shall be designated as an "interim accounting date" as of which all account balances shall be adjusted in accordance with section 5.11. The three-month period (or shorter period in the event of an interim accounting date) ending on each accounting date is sometimes referred to herein as an "accounting period".

                  5.9 DATE OF CREDITING CONTRIBUTIONS AND FORFEITURES. All employer contributions and participant contributions made for any plan year will be considered to have been made in cash and will be credited to the proper participants' accounts on the accounting date which coincides with the end of the plan year, regardless of when such contributions are actually paid to the trust; provided, that if the trustee or an investment manager with respect to an investment fund maintains participants' accounts and credits contributions received more frequently than monthly, contributions invested in that investment fund will be considered made and will be credited as provided in accordance with the accounting rules in effect with respect to that investment fund. Each forfeiture arising in any plan year (as described in section 7.3) shall be allocated to reinstate the forfeitures of any reemployed participant (as described in section 9.2). To the extent there are any amounts in excess of the amount necessary for reinstating the forfeitures of reemployed participants for any plan year, such excess forfeitures shall be allocated to participant accounts in accordance with section 5.10.

                  5.10 ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES. Employer contributions and forfeitures shall be allocated as of the end of each plan year among the employer matching contribution account, discretionary profit sharing contribution account and basic profit sharing contribution account of plan participants who (a) are employed by the employer on such date and has completed at least 1000 hours of service during such plan year or (b) were employed during that plan year but who, prior to the end of the plan year, died, retired or became permanently disabled, (as defined in section 7.1). The employer matching contributions, discretionary profit sharing contributions, basic profit sharing contributions, and forfeitures shall be allocated to each such participant account, for all participants entitled to share in employer matching contributions, discretionary profit sharing contributions and basic profit sharing contributions under the first sentence of this section, pro rata in the proportion which each such participant's earnings for the plan year bears to the total earnings for such year of all such participants.

                  5.11 ADJUSTMENT OF PARTICIPANTS' ACCOUNTS. As of each accounting date (including any interim accounting date), the plan administrator shall adjust the account balances of plan participants to reflect payments and withdrawals of benefits, adjustments in the values of the trust fund and of the investment funds, if any, and employers' and participants' contributions, as follows:

                           (a) FIRST, all payments, withdrawals and transfers of
                  benefits made since the last preceding accounting date that have not been charged previously shall be charged to the proper accounts;

                           (b) NEXT, the accounts of each participant shall be
                  credited with his pro rata share of any increase, or charged with his pro rata share of any decrease, since the next preceding accounting date in the value of the adjusted net worth (as defined below) of the trust or each investment fund (excluding the value of a participant's directed investment under section 5.6), if any, in the trust in which he has an interest as of that date (after taking into account any charges in accordance with subsection (a) next above);

                           (c) NEXT, the employers' matching contributions,
                  discretionary profit sharing contributions, basic profit sharing contributions, forfeitures, salary deferral contributions, participant contributions (including rollover contributions and transferred benefits), if any, and any loan repayment made by the participant that are to be credited as of that date shall be credited to the proper participants' accounts;

                           (d) FINALLY, the accounts of each participant, who
                  have made a directed investment election in accordance with section 5.6, shall be credited with his pro rata share of any increase, or charged with his pro rata share of any decrease, since the next preceding accounting date of the value of each directed investment fund, if any, in the trust in which he has an interest as of that date.

The "adjusted net worth" of the trust or an investment fund as of any date means the then net worth of the trust fund or the investment fund as determined by the trustee or the investment manager or insurance company with custody of that investment fund in accordance with the provisions of the applicable agreement with the trustee or the investment manager or insurance company, less an amount equal to the sum of any employers' contributions and participants' contributions (including rollover contributions and transferred benefits) held in that fund but not yet credited to the accounts of participants.

                  5.12 STATEMENT OF ACCOUNTS. As soon as practicable after the last day of each plan year, and at such other times as the plan administrator considers desirable, each participant will be furnished with a statement reflecting the condition of his accounts as of that date. No participant, except a member of the plan administrative committee, shall have the right to inspect the records reflecting the accounts of any other participant.

                                    ARTICLE 6
                                    ---------

                              TOP-HEAVY PLAN RULES
                              --------------------

                  6.1 KEY EMPLOYEES. An employee or former employee shall be a "key employee" for any plan year if during such plan year or during any of the four preceding plan years the employee is:

                           (a) An officer of an employer having an annual
                  compensation greater than 150 percent of the amount in effect under Section 415(c)(1)(A) of the Code for any such plan year;

                           (b) One of the ten employees of an employer having
                  annual compensation from an employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than 1/2 percent interest and the largest interests in the employer;

                           (c) Any person who owns (or is considered as owning
                  within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the employer or stock possessing more than five percent of the total combined voting power of all the employer's stock; or

                           (d) Any person having annual compensation in excess
                  of $150,000 who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the employer or stock possessing more than one percent of the total combined voting power of all the employer's stock.

For purposes of subsection (a) above, if the number of officers exceeds 50, only the 50 officers with the highest compensation shall be considered key employees and if the number of officers is less than 50, the number of officers considered key employees shall not exceed the greater of three such officers or ten percent of all employees. For purposes or subsections (c) and (d) above, Section 318(a)(2)(C) of the Code shall be applied by substituting "five percent" for the reference to "50 percent" therein and the rules of Section 414(b), (c) and (m) of the Code shall not apply for determining ownership in the employer. The term "employer" includes all corporations which are members of a controlled group of corporations which includes the company under Section 414(b) of the Code, all trades or businesses (whether or not incorporated) which are under common control with the company under Section 414(c) of the Code and any service or other organization which is a member of an affiliated service group with the company under Section 414(m) of the Code. The beneficiary of a key employee shall be considered a key employee.

                  6.2 TOP-HEAVY PLAN. The plan will be considered a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year (the last day of the initial plan year, in the case of that year) (the "determination date"), the sum of (i) the aggregate of the accounts of all key employees under the plan and all other defined contribution plans in an aggregation group of plans (as described in section 6.3 below), and (ii) the present value of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans, exceeds 60 percent of such sum determined for all participants under all such plans, excluding participants who are former key employees. For purposes of making the determination described above, accounts in a defined contribution plan and benefits under a defined benefit plan shall be valued as of the accounting date coincident with the determination date. There shall be included in the determination of a participant's accounts and accrued benefit under such plans any amounts distributed to such participant during the preceding five-year period. Notwithstanding the foregoing, if any individual has not performed services for the Fairfield Companies at any time during the five-year period ending on the determination date, any account of such individual (and the accrued benefit for such individual) shall not be included for purposes of this section. Furthermore, a rollover contribution initiated by a participant and made to any plan in an aggregation group of plans shall not be taken into account for purposes of determining whether the plan is a top-heavy plan.

                  6.3 AGGREGATION GROUPS. All employer plans in a required aggregation group of plans shall be considered to be top-heavy plans if either the required or permissive aggregation group of plans is determined to be top-heavy under section 6.2 above. If the required or permissive aggregation group of plans is not a top-heavy group, no employer plans in the group shall be considered to be top-heavy plans. A "required aggregation group of plans" shall include each employer plan (whether or not terminated) in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the coverage and nondiscrimination requirements of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group of plans.

                  6.4 SPECIAL TOP-HEAVY VESTING SCHEDULE. Notwithstanding the provisions of section 6.2, for purposes of determining a participant's vested and nonforfeitable interest, if any, in his or her employer contribution accounts when the plan is considered a top-heavy plan, a participant shall vest in accordance with the following table based on years of vesting service (as defined in section 7.2):

            If the Participant's
            Number of Full Years                         His Vested and
             of Vesting Service                          Nonforfeitable
                  Equals:                              Interest Shall Be:
             ------------------                        -----------------
                Less than 1                                    0%
                     1                                        10%
                     2                                        20%
                     3                                        40%
                     4                                        60%
                     5                                        80%
                 6 or more                                   100%


In the event the vesting schedule provided in section 7.2 is amended, or changed on account of the plan becoming or ceasing to be a top-heavy plan, any participant who has completed at least three years of service may elect to have his or her vested and nonforfeitable interest in his or her employer contribution account computed under the plan without regard to such amendment or change by notifying the plan administrator in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; or (iii) the date which is 60 days after the day the participant is given written notice of such amendment or change by the plan administrator. Any election made pursuant to this section 9.4 shall be irrevocable.

                  6.5 MINIMUM CONTRIBUTIONS AND BENEFITS. Notwithstanding the provisions of section 4.1 above, for each plan year for which the plan is considered a top-heavy plan, the amount contributed by an employer in accordance with section 4.1 (except for 4.1(b)) for each participant (whether active or inactive) shall not be less than the lesser of (i) three percent of the participant's total earnings for that year, or (ii) the highest percentage of earnings (disregarding earnings in excess of $200,000 or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law) contributed by such employer for such plan year on behalf of a key employee; provided, however, that in the case of an employee covered under this plan and a defined benefit plan maintained by the Fairfield Companies, for each plan year for which this plan and such defined benefit plans are considered top-heavy plans, if such employee receives the top-heavy minimum contribution specified in such defined benefit plan, such employee need not receive the minimum contribution specified in this section.

                                    ARTICLE 7
                                    ---------

                        DISTRIBUTION OF ACCOUNT BALANCES
                        --------------------------------

                  7.1 RETIREMENT, DEATH OR DISABILITY. If a participant's employment with the Fairfield Companies is terminated by reason of his death, retirement after he has attained 65 years of age, retirement after he has attained age 55 years and completed 7 years of service ("early retirement"), or permanent disability (as determined by a physician selected by his employer), the balance in his accounts as at the accounting date coincident with or next following his termination date (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of his accounts) along with any contributions made previously by or on behalf of such participant but not credited to his accounts, shall be fully vested and nonforfeitable and shall be distributable to the participant or, in the event of the participant's death, to his beneficiary, in accordance with section 7.6. "Permanent disability" means a disability caused by bodily injury, disease, or mental condition which prevents the participant from engaging in any occupation for remuneration or profit which, in the opinion of the plan administrator, is likely to persist for the balance of the participant's life; provided, however, that if the participant is entitled to receive disability insurance benefits under the Social Security Act, the participant shall be deemed permanently disabled.

                  7.2 RESIGNATION OR DISMISSAL. If a participant resigns or is dismissed from the employ of the Fairfield Companies before his attainment of age 65, before he elects early retirement and before his death or permanent disability, the balances of his salary deferral contribution account, voluntary contribution account, rollover account, if any, and his vested and nonforfeitable interest in his employer matching contribution account, discretionary profit sharing account, and basic profit sharing account, as of the accounting date coincident with or next following the date of his termination of employment (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of his accounts), along with any contributions made by him previously, but not credited to his participant contribution accounts or rollover account, shall be distributable to him in accordance with section 7.4. A participant's vested and nonforfeitable interest in his employer matching contribution account, his discretionary profit sharing account, and his basic profit sharing account shall be the product of the balance of those accounts and the vested percentage determined in accordance with the following table based upon the participant's years of vesting service:

            If the Participant's
            Number of Full Years                         His Vested and
             of Vesting Service                          Nonforfeitable
                  Equals:                              Interest Shall Be:
             ------------------                        -----------------
                Less than 1                                    0%
                     1                                         0%
                     2                                         0%
                     3                                        20%
                     4                                        40%
                     5                                        60%
                     6                                        80%
                 7 or more                                   100%


Notwithstanding the foregoing, the vested interest of a participant who was a participant as of August 1, 1991 shall be determined based on the following table:

            If the Participant's
            Number of Full Years                         His Vested and
             of Vesting Service                          Nonforfeitable
                  Equals:                              Interest Shall Be:
             ------------------                        ------------------
                Less than 1                                    0%
                     1                                        55%
                     2                                        60%
                     3                                        65%
                     4                                        70%
                     5                                        75%
                     6                                        80%
                 7 or more                                   100%


For purposes of this Article, an employee shall be credited with a "year of vesting service" for every plan year in which he has completed 1000 or more hours of service (as defined in section

2.3) with the Fairfield Companies; provided, however, if a participant is not credited with 1000 hours of service in the plan year he meets the eligibility requirements he will be credited with one year of vesting service for such plan year.

                  7.3 FORFEITURES. If a participant resigns or is dismissed from the employ of the Fairfield Companies before he completes seven years of vesting service (and before attaining age 65, becoming permanently disabled or dying), his employer matching contribution account, discretionary profit sharing contribution account and basic profit sharing contribution account to the extent they are not vested shall be a "forfeiture". A forfeiture shall be treated the same as other participants' accounts (subject to adjustment under section 5.11 above) until the last day of the plan year in which the participant with respect to whom the forfeiture arose terminated his employment. As of that day, the forfeiture shall be used to reinstate the forfeitures of reemployed participants as described in section 9.2 and to the extent there are any forfeitures in excess of the amounts necessary to fully reinstate forfeitures for that plan year, the excess forfeitures shall be allocated among and credited to the accounts of other participants in accordance with section 5.10. If the participant with respect to whom a forfeiture arose is reemployed by a Fairfield Company before he incurs five consecutive one-year breaks in service, the forfeiture shall be reinstated as provided in section 9.2. A "one-year break in service" shall occur on the last day of any plan year in which a terminated employee or participant does not complete more than 500 hours of service.

                  7.4 METHODS OF BENEFIT PAYMENT. A participant's account balances which are distributable under sections 7.1 and 7.2 shall be paid to or for the benefit of the participant in one of the following methods:

                           (a) SINGLE SUM PAYMENT. A participant's account
                  balances may be paid to or for the benefit of the participant in a single sum.

                           (b) INSTALLMENTS. A participant's account balances
                  may be paid in the form of substantially equal annual or more frequent installment payments, provided that such installment payments shall not be payable over a period of time in excess of the maximum installment period described below.

                           (c) OTHER. A participant's account balances may be
                  paid in a combination of a single sum and installments.

A "maximum installment period" shall equal the longer of the participant's life expectancy or the joint and last survivor life expectancy of the participant and his designated beneficiary, if greater. The installment form of benefit payment shall be designed so that the present value of the amount to be paid over the participant's life expectancy is at least 50 percent of the value of the participant's account balances on the date of benefit commencement unless the participant's designated beneficiary is his spouse. Notwithstanding the preceding sentence, the account balances of a participant who dies prior to his date of benefit commencement will be distributed to the participant's beneficiary within five years of the participant's date of death, or, if distributions commence within one year following the date of the participant's death, over a period not longer than the life expectancy of the participant's designated beneficiary. Benefits may be distributed in cash or in kind, as determined by the trustee, provided that property distributed in kind must be distributed at fair market value as determined by the trustee. The plan administrator may establish a minimum amount of any installments under subsection (b) above.

                  7.5 SELECTION OF TIME AND MANNER OF BENEFIT PAYMENT. A participant shall be entitled to select the manner in which the account balances to his credit at the time of benefit commencement, or at the time of his death, will be distributable. If a participant fails to select a manner of payment of his benefits during the participant's lifetime within 60 days after receiving notification from the plan administrator of the participant's rights to select a method of payment under this section, then the plan administrator may select the method of distribution of the participant's benefits during the participant's lifetime. If the participant fails to select a method of payment of his account balances remaining to be distributed as of his death to the participant's beneficiary, then such beneficiary shall receive such benefits in a single sum unless the beneficiary elects to receive such benefits in installments within 60 days following the later of the death of the participant or the date the plan administrator determines the identity of such beneficiary. An election made in accordance with this section may be revoked or superseded by a new section made by the participant or the beneficiary, as the case may be, provided that any revocation or modification of a prior election shall be subject to approval by the plan administrator. Elections in accordance with this section regarding benefit payments shall be completed and filed with the plan administrator on such forms, in such manner, and at such times as the plan administrator shall require. The plan administrator shall notify the trustee of the time and manner of payment of a participant's benefits hereunder.

                  7.6 LIMITATIONS ON TIME OF BENEFIT PAYMENT. Notwithstanding anything contained in this Article 7 to the contrary,

                           (a) Payment of a participant's benefits under the
                  plan shall commence not later than 60 days after the end of the plan year in which occurs the latest following events occurs (i) the participant's attainment of age 65 years, (ii) the fifth anniversary of the date when the participant last began to participate in the plan or (iii) the participant's termination of employment with an employer;

                           (b) In no event shall payment of a participant's
                  account balances commence later than April 1 of the calendar year following the calendar year in which the participant attained age 70-1/2;

                           (c) It a participant's vested account balances exceed
                  $3,500 no amount shall be distributable to the participant prior to the date the participant attains age 65 without the participant's written consent; and

                           (d) It distribution of a participant's accounts has
                  not commenced prior to such participant's death, then the participant's accounts shall be distributed within five years of the date of death.

                  7.7 DESIGNATED BENEFICIARIES. A participant may from time to time designate a beneficiary or beneficiaries to whom the participant's benefits will be distributed in the event of the participant's death prior to complete payment of his benefits under the plan. A participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal representatives as beneficiaries. A beneficiary designation properly completed and filed will cancel all such designations filed earlier. Notwithstanding the foregoing or any beneficiary designation filed by a participant, if a participant is married at the date of his death, the participant's surviving spouse will be his designated beneficiary for all purposes of the plan unless the surviving spouse consents in writing to the participant's designation of another beneficiary. Beneficiary designations must be completed and filed with the plan administrator during the participant's lifetime, however, his surviving spouse may consent to a designation after his death. The consent of a surviving spouse to the participant's designation of another beneficiary must be a writing, must acknowledge the effect of such designation, and must be witnessed by a plan representative or a notary public.

                  7.8 PAYMENT TO SUBSTITUTE BENEFICIARIES. If benefits remain to be paid with respect to a plan participant at a time when the plan administrator is unable to locate the participant, or his beneficiary or beneficiaries designated in accordance with section 6.7, or following the death of the participant and such beneficiaries, and if the participant failed to designate one or more other beneficiaries in the manner described in section 7.7, then the plan administrator shall cause the benefits for such participant to be distributed or paid to the person or persons who can be located and agree to accept such amounts within the applicable priority classification set forth below. Participants and designated beneficiaries are required to maintain a current post office address on file with the plan administrator by notifying the plan administrator of such address in care of the employer. A substitute beneficiary will not be determined under this section with respect to a missing participant or missing designated beneficiary unless the participant or designated beneficiaries, as the case may be, have failed to claim the participant's account balances or notify the plan administrator of their whereabouts within three years after the plan administrator notifies such participant or beneficiaries at their last post office addresses filed with the plan administrator. Such notice shall describe the amounts to which the participant or the beneficiaries are entitled and shall describe the substitution procedures of this section. In disposing of a participant's benefits in accordance with this section, the plan administrator shall cause the participant's benefits to be distributed in accordance with the following priority classifications:

                           (a) FIRST PRIORITY. A participant's benefits, in the
                  case of a missing plan participant, will first be distributed to the participant's designated beneficiary or beneficiaries.

                           (b) SECOND PRIORITY. A participant's benefits will
                  next be distributed or paid to the participant's spouse if the whereabouts of such spouse is known.

                           (c) THIRD PRIORITY. The participant's benefits will
                  next be applied by the payment of the participant's account balances to one or more of the participant's relatives by blood, marriage or adoption in such proportions as the plan administrator decides.

                           (d) FOURTH PRIORITY. After unsuccessful attempts have
                  been made by the plan administrator to locate persons described in the priority categories set forth above, the benefits of the participant or of any beneficiary will be disposed of in any manner permitted by law which the plan administrator considers to be fair and equitable.

                  7.9 PAYMENT WITH RESPECT TO INCAPACITATED PARTICIPANTS OR BENEFICIARIES. If any person entitled to benefits under the plan is under a legal disability or in the plan administrator's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the plan administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the plan administrator may direct the application of such benefits to the benefit of such person. Payments made in accordance with this section shall discharge all liabilities for such payments under the plan.

                  7.10 FINAL COURT ORDERS. Notwithstanding the other provisions of this Article 7, if the trustee is required by a final court order to distribute the benefits of a participant other than in the manner required under the plan, then the trustee shall cause the participant's benefits to be distributed in a manner consistent with such final court order. The trustee shall not be required to comply with the requirements of a final court order in an action in which the trustee, the plan administrator, the plan or the trust was not a party, except to the extent such order is a qualified domestic relations order (as defined in Section 414(p) of the Code).

                                    ARTICLE 8
                                    ---------

                     WITHDRAWALS AND LOANS DURING EMPLOYMENT
                     ---------------------------------------

                  8.1 WITHDRAWALS FROM VOLUNTARY CONTRIBUTION ACCOUNT, ROLLOVER ACCOUNT, AND EMPLOYER CONTRIBUTION ACCOUNT. Effective as of the last day of any plan year quarter which commences at least 60 days (or such other time period as specified by the plan administrator) following receipt by the plan administrator of an election form satisfactory to the plan administrator for this purpose, a participant may elect to withdraw all or any portion of his voluntary contribution account, rollover account or the vested portion of his employer contribution account. Payment of each withdrawal shall be made following the end of a reasonable period of time for processing such withdrawal.

                  8.2 HARDSHIP WITHDRAWALS. Effective as of the last day of any plan year quarter which commences at least 60 days (or such other time period as specified by the plan administrator) following receipt by the plan administrator of an election form satisfactory to the plan administrator for this purpose and except as provided in section 8.3, a participant, other than a former employee, who is experiencing a financial hardship may request a withdrawal of all or any portion of the lesser of his salary deferral contributions account or his salary deferral contributions (but not earnings thereon). The plan administrator will have discretion to grant or deny any such requests for hardship withdrawals, subject to the following:

                           (i) Each request for financial hardship must describe
                  the hardship for which the withdrawal is requested.

                           (ii) A withdrawal shall be considered on account of
                  financial hardship if it is necessary in light of the participant's immediate and heavy financial need as describe in (A) below and it is necessary to satisfy such financial need, as described in (B) below.

                                    (A) A withdrawal will be on account of
                           immediate and heavy financial need only if it is on account of (I) medical expenses incurred by the participant or the participant's spouse or dependents; (II) purchase (excluding mortgage payments) of a principal residence for the participant; (III) payment of tuition of the next twelve months of post-secondary education for the participant or the participant's spouse, children or dependents; (IV) the need to prevent the eviction of the participant from the participant's principal residence or the foreclosure on the mortgage of the participant's principal residence; (V) such other purpose deemed by the plan administrator to constitute immediate and heavy financial need; or
                           (VI) such other purpose deemed by the Commissioner of the Internal Revenue Service to constitute immediate and heavy financial need.

                                    (B) A withdrawal will be necessary to
                           satisfy the financial need described in (A) above only if (I) the withdrawal does not exceed the amount necessary to meet such financial needs; and (II) the participant has obtained all distributions, other than hardship withdrawals, under all plans maintained by the Fairfield Companies.

                           (iii) In the event that the plan administrator grants
                  a participant's request for a hardship withdrawal from any of his accounts other than his rollover account, such participant shall not be permitted to make salary deferral contributions under the plan until the first day of the first payroll period following twelve months from the date of withdrawal.

                           (iv) Notwithstanding the provisions of section 3.1,
                  the aggregate salary deferral contributions to the plan and to any other plan maintained by the Fairfield Companies for the calendar year immediately following the calendar year in which the participant receives the hardship withdrawal from any of his accounts other than his rollover account shall not exceed the excess of (A) the maximum amount specified in section 3.1 for such year over (B) the amount of such participant's salary deferral contributions to this plan and to any other plan maintained by the Fairfield Companies in the calendar year in which the participant receives the hardship withdrawal.

                  8.3 WITHDRAWALS AFTER AGE 59-1/2 OR PERMANENT DISABILITY. A participant who is still employed by or considered employed by the Fairfield Companies and who has attained age 59-1/2 or has incurred a permanent disability (as defined in section 7.1) may request a withdrawal of all or any portion of his salary deferral contribution account for any reasons by filing a written request with the plan administrator pursuant to section 8.2. Such request must be made on the appropriate form and according to procedures adopted by the plan administrator. Such withdrawals shall be made at the discretion of the plan administrator.

                  8.4 COMPLETE WITHDRAWAL OF PARTICIPANT'S ACCOUNT AFTER AGE 60. A participant who is still employed by or considered employed by the Fairfield Companies and who has elected to have his entire account segregated into a separate directed investment account in accordance with section 5.6 may request a one-time withdrawal of the entire balance to the credit of his account (as such phrase is defined for purposes of Section 402(e) of the Code) for any reason by filing a written request with the plan administrator at least 30 days prior to such withdrawal. Contributions attributable to services performed before the withdrawal date and earnings on the withdrawal which are credited to the participant's account after the withdrawal date may, at the election of the participant, be distributed once determined. A withdrawal pursuant to this section shall not limit the participant's participation under the plan or his right to any employer contributions.

                  8.5 LOANS TO PARTICIPANTS. While it is the primary purpose of the plan to provide funds for participants when they leave the Fairfield Companies, it is recognized under some circumstances it would be in the best interests of participants to permit loans to be made to them. Accordingly, effective as of the date that the plan administrator determines, the plan administrator may direct that a loan be made to a participant, other than a former employee, as of an accounting date, subject to the following:

                           (a) Each request for a loan under this section must
                  be by written application to the plan administrator at least 30 days in advance (or by such other date as the plan administrator may require) on such form as the plan administrator may require.

                           (b) Each loan must be evidenced by a note in a form
                  furnished by the plan administrator and must be secured by a pledge of 50 percent of the participant's vested account balances as of the accounting date immediately preceding the date as of which the loan is made.

                           (c) The principal amount of each loan, when added to
                  any other outstanding loan balances of a participant under the plan and all other plans of the Fairfield Companies, may not exceed the lesser of $50,000 (reduced by the highest outstanding balance of loans from the plan during the one-year period ending on the day before the date the new loan is made) or 50 percent of the participant's vested account balances as of the accounting date immediately preceding the date as of which the loan is made.

                           (d) Each loan will be for a term not exceeding five
                  years; provided that the term of a loan may be for more than a period of five years where the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the participant.

                           (e) Each loan will bear interest at a reasonable rate
                  (commensurate with the prevailing rate charged by persons in the business of making loans under similar circumstances) established by the plan administrator in a uniform and nondiscriminatory manner (but not less than five percent nor greater than the maximum rate permitted by law), and must be amortized in level payments, made through regular payroll deductions (or by any other method permitted by the plan administrator), made not less frequently than quarterly, over the life of the loan.

                           (f) Each note evidencing a loan to a participant
                  shall be held on the participant's behalf and shall be considered an investment of such participant's accounts. Accordingly, principal and interest payments on the note shall be credited to such accounts on the participant's behalf.

                           (g) Upon default, the plan may foreclose on the loan
                  at the earliest opportunity permitted by law and the loan will be treated as a taxable distribution at such time. During the period, if any, between the date of the event constituting default and the date of foreclosure, interest on the loan will continue to accrue and shall be charged to the participant's account. The distribution of a participant's canceled note to him (or to his beneficiary in the event of his death) shall be considered as a payment for purposes of the plan. The following events will constitute default on a loan:

                                    (i) the failure to make an installment
                           payment on the payday on which it becomes due;

                                    (ii) any other person (other than the plan
                           trustee) acquires an interest in the participant's account except as otherwise required by law;

                                    (iii) the participant dies or becomes
                           legally incompetent;

                                    (iv) bankruptcy or insolvency proceedings
                           are instituted by or against the participant; or

                                    (v) the participant's employment with the
                           Fairfield Companies is terminated for any reason, including retirement, disability, resignation or discharge.

                  In the event of (iii) or (v) above, there shall be no default if, immediately upon the occurrence of (iii) or (v), the participant (or his estate or legal representative, as the case may be) pays the remaining balance of the loan together with accrued interest thereon. Notwithstanding anything in this section 8.5 to the contrary, in the event of (v) above there shall be no default if the participant continues to be a party in interest (as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) following his termination of employment.

                           (h) The plan administrator may establish such other
                  rules and regulations (which shall be uniformly applicable to all participants similarly situated) as it may deem necessary regarding the granting of loans, including loan fees (which may be charged directly to the participant or to the participant's account).

                  8.6 NO REPRESENTATION REGARDING TAX EFFECT OF WITHDRAWALS OR LOANS. Neither an employer, the plan administrator, the trustee, nor any other person shall be construed as representing the tax effects of any withdrawals or loans in accordance with this Article 8. It shall be the responsibility of participants requesting withdrawals or loans to consider the tax effects of such withdrawals or loans requested by such participant.

                                    ARTICLE 9
                                    ---------

                                  REEMPLOYMENT
                                  ------------

                  9.1 REHIRED EMPLOYEE OR PARTICIPANT. If an employee or participant terminates his employment with the Fairfield Companies and is subsequently rehired before incurring a one-year break in service, his prior years of vesting service shall be reinstated for purposes of sections 6.4 and
7.2. If an employee or a participant terminates his employment with the Fairfield Companies and is subsequently reemployed by a Fairfield Company, his prior years of vesting service for purposes of sections 6.4 and 7.2 shall be reinstated after he has completed one year of vesting service. However, in no event shall years of service occurring after a participant incurs five consecutive one-year breaks in service (as defined in section 7.3) be used to determine the vested and nonforfeitable interest of a participant in his employer matching contribution account, discretionary profit sharing contribution account and basic profit sharing contribution account as of his prior termination of employment which has become a forfeiture. With respect to any employee whose initial severance from service date is on or after January 1, 1991, if such employee incurs a break-in-service and is subsequently reemployed by the Fairfield Companies, and if the number of his or her consecutive one-year breaks-in-service (as defined in Section 7.3) equals or exceeds the greater of five or the number of his or her years of service prior to his or her initial severance from service date, such employee's service prior to his or her initial severance from service date shall be disregarded for purposes of determining his or her years of service. A rehired employee shall become a participant as of the date he meets the requirements of sections 2.1 and 2.5. A rehired participant shall again become a participant as of his date of rehire and shall again become eligible to make salary deferral contributions and voluntary contributions as of the pay period next following his date of rehire.

                  9.2 REINSTATEMENT OF FORFEITURES. If a participant whose employment had terminated because of resignation or dismissal is reemployed by a Fairfield Company so that he does not incur five consecutive one-year breaks in service (as defined in section 7.3), the amount of any forfeiture which resulted from his prior resignation or dismissal shall be reinstated out of forfeitures arising in the year of the participant's reemployment or, if such forfeitures are insufficient for this purpose, out of a special employer contribution to his basic profit sharing contribution account as of the accounting date coincident with or next following his date of rehire. If such participant subsequently resigns or is dismissed from the employ of the Fairfield Companies and the participant is not entitled to the full balance in his basic profit sharing contribution account, the amount to be distributed in accordance with Article 7 will be determined in accordance with the following, notwithstanding the provisions of section 7.2:

                           (a) First, the amount of the distribution, if any,
                  previously received by the participant from his basic profit sharing contribution account because of his prior resignation or dismissal shall be added to the balance in his basic profit sharing contribution account as of the accounting date coincident with or next following the date of his subsequent termination of employment.

                           (b) Next, the amount determined under subsection (a)
                  above shall be multiplied by the applicable vesting percentage applicable to the participant at his subsequent termination of employment under section 7.2.

                           (c) Finally, the amount determined under subsection
                  (b) above shall be reduced by the amount of the distribution previously received by the participant from his employer contribution accounts because of his prior resignation or dismissal.

                                   ARTICLE 10
                                   ----------

                              MAXIMUM CONTRIBUTIONS
                              ---------------------

                  10.1 CONTRIBUTION LIMITATIONS. Section 415 of the Code imposes certain limitations on the amount of contributions that may be allocated to a participant under a defined contribution plan (as defined in Section 414(i) of the Code) maintained by his employer. If a participant in a defined contribution plan maintained by his employer also is a participant in a defined benefit plan (as defined in Section 414(j) of the Code) maintained by such employer, Section 415 of the Code imposes certain combined limitations as to the aggregate amount of contributions and benefits that may be provided for the participant under both types of plans. This plan is a defined contribution plan and, therefore, each participant in the plan shall be subject to the maximum contribution and benefit limitations set forth in section 10.2 or section 10.3, if applicable, irrespective of any other provisions of the plan. For purposes of Section 415 of the Code and this Article 10, the "limitation year" with respect to this plan is the plan year, and a participant's "total compensation" means, with respect to any plan year, the total compensation paid to the participant during that year for services rendered to the Fairfield Companies as an employee that is subject to withholding for federal income tax purposes (before taking into account any withholding exemptions), but excluding any noncash compensation and any compensation deferred beyond the participant's termination of employment. In applying the limitations set forth in sections 10.2 and 10.3, reference to the plan shall mean the plan and all other defined contribution plans (whether or not terminated) maintained by the Fairfield Companies and reference to a defined benefit plan maintained by the Fairfield Companies shall mean that plan and all other defined benefit plans (whether or not terminated) maintained by the Fairfield Companies.

                  10.2 PARTICIPANT COVERED BY DEFINED CONTRIBUTION PLAN. If a participant in the plan is not covered by a defined benefit plan maintained by the Fairfield Companies, the annual addition (as defined below) which is allocated to his accounts under this plan and under any related defined contribution plans maintained by the Fairfield Companies shall not exceed the lesser of $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code, as adjusted pursuant to
Section 415(d) thereof for such year), (the "defined contribution dollar limitation") or 25 percent of the participant's local compensation for such limitation year. In applying the preceding limitation, the annual addition to a participant's accounts under any such related defined contribution plan will be limited before the annual addition to his account under this plan is limited. Any excess contributions resulting from the allocation of forfeitures, a reasonable error in estimating a participant's annual earnings or such other limited facts and circumstances as the Commissioner of the Internal Revenue Service may prescribe and not allocable to a participant's accounts under the plan by reason of the limitations on additions under Section 415 of the Code shall be disposed of as follows:
                           (a) Any nondeductible voluntary contributions or
                  elective deferrals (including earnings thereon) to the extent they would reduce the excess amount shall be returned to the participant;

                           (b) If after the application of subsection (a) above
                  an excess amount still exists, and if the participant is covered by the plan at the end of the limitation year, the excess amount shall be used to reduce employer contributions for such participant in the next limitation year, and each succeeding year if necessary; and

                           (c) It after the application of subsection (a) above
                  an excess amount still exists and the participant is not covered by the plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and the suspense account shall be applied to reduce future employer contributions for all remaining participants in the next limitation year, and each succeeding limitation year if necessary.

                  A participant's "annual addition" for any plan year means the sum for that year of the following:

                           (i) EMPLOYER CONTRIBUTIONS. Employer contributions
                  (including salary deferral contributions) credited to the participant's accounts under this plan and under any related defined contribution plans;

                           (ii) FORFEITURES. Forfeitures credited to the
                  participant's accounts under this plan or under any related defined contribution plans; and

                           (iii) PARTICIPANT VOLUNTARY CONTRIBUTIONS. The amount
                  of the participant's voluntary contributions to any related defined contribution or defined benefit plan (determined without regard to rollover contributions, if any).

                           (iv) CERTAIN MEDICAL EXPENSES FOR KEY EMPLOYEES. The
                  amounts attributable to medical benefits allocated to an account of a key employee, as described in section 419A(d) of the Code.

                  10.3 PARTICIPANT COVERED BY DEFINED CONTRIBUTION PLAN AND DEFINED BENEFIT PLAN. If a participant in the plan also is a participant in a defined benefit plan maintained by the Fairfield Companies, the contributions made on behalf of the participant and the benefits payable to the participant shall be determined in a manner consistent with Section 415 of the Code, as follows:

                           (a) DEFINED CONTRIBUTION FRACTION. A fraction shall
                  be determined, the numerator of which shall be the participant's annual additions under all related defined contribution plans for each limitation year (determined in accordance with the plan provisions as in effect for such year), and the denominator of which shall be the aggregate of the "defined contribution limitation amounts" in effect for each year of the participant's employment by the employers. The "defined contribution limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 6.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 25 percent of the participant's total compensation for such year. The numerator of this fraction shall be adjusted in accordance with applicable regulations to preserve the participant's benefits accrued as of the close of the last limitation year beginning before December 31, 1986.

                           (b) DEFINED BENEFIT FRACTION. A fraction shall also
                  be determined, the numerator of which shall be the benefits accrued or payable to or for such participant under the related defined benefit plans as of the end of the limitation year, and the denominator of which shall be the "defined benefit limitation amount" in effect for that year. The "defined benefit limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under section 415(b) (1) (A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 6.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 100 percent of the participant's average annual total compensation for the three consecutive plan years during which the participant actively participated in such a plan and in which the participant's aggregate total compensation was the greatest; provided that such amount shall be appropriately adjusted if necessary as provided in section 415(b) of the Code.

                           (c) COMBINED LIMITATION. The contributions under this
                  plan and under any related defined contribution plans and the benefits under all related defined benefit plans will be adjusted to the extent necessary (by first adjusting the benefits and contributions under such other plans) so that the sum of the fractions determined with respect to any participant in accordance with subsections (a) and (b) above will not exceed 1.0 (or such other applicable maximum amount permitted by law).

                  10.4 DISTRIBUTION OF EXCESS DEFERRALS. If, not later than the March 1 next following the end of a calendar year, a participant notifies the plan administrator that the participant has made salary deferral contributions to this plan and one or more other plans (whether maintained by a Fairfield Company or an unrelated company) in excess of $7,000 (or such other maximum amount as may be permitted by law for such calendar year) during such calendar year, and further notifies the plan administrator of the amount of such excess allocated to this plan, such excess amount shall be paid to such participant (along with any income or loss allocable thereto) as soon as practicable following such notification, but in any event by the April 15 following the calendar year with respect to which such excess deferrals were made. A participant is deemed to notify the plan administrator of such excess that arises by taking into account only those elective contributions made to this plan and any other plans of the Bank.

                  10.5 HIGHLY COMPENSATED EMPLOYEE. The term highly compensated employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs service for the employer during the determination year and who, during the look-back year (i) received compensation from the employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code), (ii) received compensation from the employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year, or (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly compensated employee also includes (A) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year, and (B) employees who are 5 percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee. For this purpose, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year. A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. If an employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated (the "family group"). In such case, the family member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants. The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                  10.6 LIMITATIONS ON ELECTIVE CONTRIBUTIONS. Elective contributions shall be subject to the following nondiscrimination standards and shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in Section 401(k) of the Code and the regulations thereunder. For purposes of this section, the term "elective contribution" shall mean any employer contribution made to the plan that (i) is subject to a cash or deferred arrangement (as defined in Section 1.401(k)-l(a)(3) of the Treasury regulations) and (ii) is immediately nonforfeitable. The salary deferral contributions made pursuant to section 3.1 are elective contributions for purposes of this section. The employer shall maintain records demonstrating compliance with this section.

                           (a) ACTUAL DEFERRAL PERCENTAGE LIMITATION. In any
                  plan year, the actual deferral percentage for the group of participants who are highly compensated employees may not exceed the greater of the following:

                           (i) the actual deferral percentage or the group of
                  participants who are not highly compensated employees (the "non-highly compensated group") multiplied by 1.25, or

                           (ii) the lesser of the actual deferral percentage for
                  the non-highly compensated group multiplied by two or the actual deferral percentage of the non-highly compensated group plus two percentage points.

                           (b) ACTUAL DEFERRAL PERCENTAGE. The actual deferral
                  percentage for a specified group of participants for any plan year shall be the average of the ratios (computed, to the nearest one-hundredth of one percent, separately for each participant in such group) of the elective contributions, and amounts treated as elective contributions, for such participant for such year to the participant's compensation (as defined at Section 414(s) of the Code, as modified by Section

                  414(s)(2) thereof) taken into account for such plan year during which the participant was an eligible employee. For purposes of this section the following additional rules shall apply:

                           (i) An elective contribution shall be taken into
                  account only if it relates to compensation that either (A) would have been received by the participant in the plan year but for the deferral election or (B) is attributable to services performed by the participant in the plan year and would have been received by the participant within 2 1/2 months after the close of the plan year but for the deferral election. An elective contribution that does not meet the foregoing requirements will not be tested under Section 403(k) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it was the only nonelective employer contribution for the year.

                           (ii) As provided in applicable Treasury regulations,
                  for purposes of determining the actual deferral percentage of a family group (as defined in section 10.5), the family group shall be treated as one highly compensated employee and the actual deferral percentage for the family group shall be determined by combining the compensation and elective contributions of all eligible family members.

                           (iii) In the event this plan satisfies the
                  requirement of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the actual deferral percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy Section 401(k) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.

                           (iv) Except as provided in applicable Treasury
                  regulations, the actual deferral percentage of a highly compensated employee will be determined by treating all cash or deferred arrangements of the employer (or an entity that is required to be aggregated with the employer under Sections 414(b), (c), (m) or (o) of the Code) under which the highly compensated employee is eligible as a single arrangement. If the cash or deferral arrangements have different plan years, all such arrangements ending with or within the same calendar year will be treated as a single arrangement.

                           (v) At the discretion of the plan administrator, and
                  in accordance with applicable Treasury regulations, any employer contributions or matching contributions credited on a participant's behalf in the plan year which meet the withdrawal restrictions and vesting requirements of Sections 401(k)(2)(B) and (C)
                  of the Code ("qualified nonelective contributions" and "qualified matching contributions," respectively) may be added to the participant's elective contributions in computing the participant's actual deferral percentage; provided, that the employer contributions and matching contributions made to the plan for such year satisfy the requirements of Section 401(a)(4) of the Code with and without the inclusion of the qualified nonelective contributions and qualified matching contributions used to satisfy this section. Qualified nonelective contributions and qualified matching contributions which are used to satisfy this section cannot be taken into account to satisfy the requirement of section 10.7.

                           (vi) Elective contributions treated as matching
                  contributions under section 10.7 shall not be included in the determination of a participant's actual deferral percentage.

                           (c) EXCESS CONTRIBUTIONS. If in any plan year the
                  actual deferral percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the plan administrator shall reduce the elective contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reduction shall be made in accordance with Section 1.401-l(f)(2) of the Treasury regulations by reducing the actual deferral percentage for the highly compensated employee with the highest percentage to the extent required to enable the plan to satisfy the actual deferral percentage test or cause such highly compensated employee's actual deferral percentage to equal the percentage for the highly compensated employee with the next highest actual deferral percentage. This procedure shall be repeated until the plan satisfies the actual deferral percentage test set forth herein. The portion of any participant's elective contribution which is reduced pursuant to this procedure shall be referred to as the "excess contributions." Excess contributions shall be allocated among the family group (as defined in section 10.5) members in proportion to the elective contribution of each family member that is combined in determining the actual deferral percentage.

                           (d) DISTRIBUTION OF EXCESS CONTRIBUTIONS. If in any
                  plan year the elective contributions of one or more of the participants who are highly compensated employees must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess contributions, plus the income allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year in which the excess contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess contributions which are distributed more than 2 1/2 months after the last day of the plan year in which the excess contributions were made. A distribution of the excess contributions may be made without regard to any notice or consent otherwise required under the plan. The income or loss allocable to such excess contributions shall be determined by multiplying the income or loss allocable to the elective contributions (and, if applicable, amounts treated as elective contributions for purposes of the participant's deferral percentage) for the plan year by a fraction. The numerator of the fraction is the excess contributions for the plan year. The denominator is equal to (i) the total account balance of the participant attributable to elective contributions (and amounts treated as such for purposes of the actual deferral percentage) as of the beginning of the plan year, plus (ii) the participant's elective contributions (and amounts treated as such for purposes of the actual deferral percentage) for the plan year. The amount of excess contributions distributed under this subsection for a plan year shall be reduced by any excess deferrals previously distributed for the employee's taxable year ending with or within the plan year. Excess contributions shall be treated as annual additions for purposes of Section 415 of the Code.

                  10.7 LIMITATION ON EMPLOYEE AND MATCHING CONTRIBUTIONS. Employee and matching contributions shall be subject to the following nondiscrimination standards and such amounts shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in
Section 401(m) of the Code and the regulations thereunder. The term "employee contributions" shall include any mandatory or voluntary contribution to the plan that is treated as an after-tax employee contribution and is allocated to a separate account to which earnings and losses are allocated. The voluntary contributions set forth in section 3.2 are employee contributions for purposes of this section. The term "matching contributions" means any employer contribution made to the plan on account of an elective contribution or employee contribution, and any forfeitures that are allocated to the participant on the basis of employee contributions, matching contributions or elective contributions. The employer matching contributions set forth in section 4.1(a) are matching contributions for purposes of this section. The employer shall maintain records demonstrating compliance with this section.

                           (a) CONTRIBUTION PERCENTAGE LIMITATIONS. In any plan
                  year, the contribution percentage for the group of participants who are highly compensated employees may not exceed the greater of the following:

                           (i) the actual contribution percentage of the group
                  of participants who are not highly compensated employees (the "non-highly compensated group") multiplied by 1.25, or

                           (ii) the lesser of the contribution percentage for
                  the non-highly compensated group multiplied by two or the contribution percentage of the non-highly compensated group plus two percentage points.

                           (b) CONTRIBUTION PERCENTAGE. The contribution
                  percentage of a specified group of participants shall be the average of the contribution percentages (computed separately, to the nearest one-hundredth of one percent) for each participant in the group. The contribution percentage for each participant shall equal the sum of the employee and matching contributions allocated to the participant's account for the plan year (excluding qualified matching contributions which are used to satisfy the actual deferral percentage limitation in accordance with section 10.6) and the qualified non-elective and elective contributions treated as matching contributions for the plan year, divided by the participants' compensation (as defined in Section 414(s) of the Code, as modified by Section 414(s)(2) thereof) taken into account for such plan year during which the participant was an eligible employee. For purposes of this section, the following additional rules shall apply:

                           (i) A matching contribution will be taken into
                  account for purposes of this section for a given plan year only if (A) it is made on account of the participant's elective or employee contributions for that plan year, (B) it is allocated to the participant's account during that plan year and (C) it is paid to the trust by the end of the twelfth month following the close of that plan year. A matching contribution that does not meet the foregoing requirements will not be tested under Section 401(m) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it were the only employer allocation for that plan year. An employee contribution will be taken into account for purposes of this section only if such contribution is paid to the trust during the plan year or paid to an agent of the plan and transmitted to the trust within a reasonable period after the end of the plan year.

                           (ii) As provided in applicable Treasury regulations,
                  for purposes of determining the contribution percentage of the family group (as defined in section 10.5), the family group shall be treated as one highly compensated employee and the contribution percentage for the family group shall be determined by combining the compensation, employee contributions and matching contributions (and amounts treated as matching contributions) of all eligible family members.

                           (iii) In the event this plan satisfies the
                  requirement of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the contribution percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy
                  Section 401(m) of the Code but only if such plans as aggregated satisfy the requirement of Section 410(b) of the Code and provided that each plan has the same plan year.

                           (iv) Except as provided in applicable Treasury
                  regulations, the contribution percentage of a highly compensated employee who is eligible to participate in more than one plan of the employer in which employee or matching contributions are made will be determined by treating all the plans of the employer (or an entity that is required to be aggregated with the employer under Sections 414(b), (c), (m) or (o) of the Code) in which the highly compensated employee is eligible as a single plan. If the highly compensated employee participates in two or more plans that have different plan years, all such plans ending with or within the same calendar year will be treated as a single plan.

                           (v) At the discretion of the plan administrator, and
                  in accordance with applicable Treasury regulations, any qualified nonelective contributions (as defined in Section 1.401(k)-l(g)(13)(ii)) of the Treasury regulations and elective contributions made for such plan year may be taken into account in computing the participant's contribution percentage; provided, that the qualified nonelective contributions satisfy the requirements of Section 401(a)(4) of the Code both with and without inclusion of such contributions used to satisfy the requirements of this section, and provided further, that the elective contributions satisfy the requirements of section 401(k)(3) of the code both with and without the inclusion of contributions used to satisfy the requirements of this section. Elective contributions and qualified nonelective contributions which are used to satisfy this section cannot be taken into account to satisfy the requirement of section 10.6.

                           (vi) Matching contributions treated as elective
                  contributions under section 10.6 shall not be included in the determination of a participant's contribution percentage.

                           (c) EXCESS AGGREGATE CONTRIBUTIONS. If in any plan
                  year the contribution percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the plan administrator shall reduce the employee contributions and matching contributions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reductions shall be made in accordance with Section 1.401(m)-l(e)(2) of the Treasury regulations by reducing the contribution percentage for the highly compensated employee with the highest percentage to the extent required to enable this plan to satisfy the contribution percentage test or cause such highly compensated employees' contribution percentage to equal the percentage for the highly compensated employee with the next highest contribution percentage. This procedure shall be repeated until the plan satisfies the contribution percentage test set forth herein. The amounts so reduced shall be referred to as the "excess aggregate contributions". (If there are employee and matching contributions, the employee contributions shall be reduced first to the level of such contributions which are matched. If the test is not satisfied by reducing the employee contributions, then the matching contributions and any unreduced employee contributions shall be reduced in tandem.) The determination of excess aggregate contributions will be made after first determining the excess deferral amount and the excess contribution amount. Excess aggregate contributions shall be allocated among the family group (as defined in section 10.5) members in proportion to the employee and matching contributions of each family member that is combined in determining the contribution percentage.

                           (d) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.
                  Except as provided below, if in any plan year the employee or matching contributions of one or more of the participants in the highly compensated group must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess aggregate contributions, plus the income allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year for which such contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess aggregate contribution which are distributed after more than 2 1/2 months after the last day of the plan year for which such contributions were made. In the event the participant is not fully vested in the excess aggregate contribution, the non-vested portion of such excess aggregate contribution shall be forfeited by the participant and shall be allocated among the participants who had matching contributions credited on their behalf during the plan year and whose matching contributions were not reduced. Such allocation shall be in accordance with the ratio each such participant's matching contributions for the plan year bears to the total amount of matching contributions made by all the participants whose matching contributions were not reduced. A distribution of the excess aggregate contribution may be made without regard to any notice or consent otherwise required by the plan. Excess aggregate contributions, including forfeited matching contributions, are treated as employer contributions for purposes of Sections 404 and 415 of the Code. The income or loss allocable to such excess aggregate contributions shall be determined by multiplying the income or loss allocable to the participant's employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year) by a fraction. The numerator of the fraction is the excess aggregate contributions for the plan year. The denominator is equal to (i) the total account balance of the participant attributed to employee and matching contributions as of the beginning of the plan year, plus (ii) the employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year).

                  10.8. MULTIPLE USE LIMITATION. Notwithstanding the limitations required by sections 10.6 and 10.7, a participant's elective contributions, employee contributions and matching contributions may be limited under this section in order to prevent "multiple use" under Sections 401(k) and 401(m) of the Code, as set forth below. The multiple use limitation shall apply if the sum of the actual deferral percentage and contribution percentage for the group of highly compensated employees exceeds the "aggregate limit". The aggregate limit shall be the greater of (i) and (ii) below:

                           (i) the sum of (A) 1.25 times the greater of the
                  actual deferral percentage or the contribution percentage for non-highly compensated employees and (B) two percentage points plus the lesser of the actual deferral percentage or the contribution percentage for non-highly compensated employees (which amount shall not exceed twice the lesser of such percentages),

                           (ii) the sum of (A) 1.25 times the lesser of the
                  actual deferral percentage or the contribution percentage for non-highly compensated employees and (B) two percentage points plus the greater of the actual deferral percentage or the contribution percentage for non-highly compensated employees (which amount shall not exceed twice the greater of such percentages).

                  The application of the multiple use limitation shall be made in accordance with Section 1.401(m)-2 of the Treasury regulations. If the multiple use limitation applies, then the actual deferral percentage or contribution percentage of the highly compensated employees shall be reduced (in the manner described in sections 10.6 or 10.7) until such limit shall be satisfied. Alternatively, the employer may satisfy the multiple use limitation by making qualified nonelective contributions to plan participants in accordance with applicable Treasury regulations.

                                   ARTICLE 11
                                   ----------

                               PLAN ADMINISTRATOR
                               ------------------

                  11.1 PLAN ADMINISTRATOR'S DUTIES. As provided in section 1.2, a committee appointed by the Bank is responsible for the administration of the plan. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the plan administrator elsewhere in the plan, the plan administrator shall have the following powers, rights and duties:

                           (a) To construe and interpret the plan, to decide all
                  questions of plan eligibility, to determine the amount, manner and time of payment of any benefits under the plan, and to remedy ambiguities, inconsistencies or omissions.

                           (b) To adopt such rules of procedure as may be
                  necessary for the efficient administration of the plan and as are consistent with its terms and such rules.

                           (c) To make determinations as to the right of any
                  person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, and to direct payments or distributions from the trust in accordance with the provisions of the plan.

                           (d) To furnish the employers with such information as
                  may be required by them for tax or other purposes in connection with the plan.

                           (e) To enroll participants in the plan, to distribute
                  and receive plan administration forms, and to comply with all applicable governmental reporting and disclosure requirements.

                           (f) To employ agents, attorneys, accountants,
                  actuaries or other persons (who also may be employed by the employers, the trustee, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the plan administrator considers necessary or advisable to properly carry out the administration of the plan, provided that any such allocation or delegation and the acceptance thereof must be in writing.

                           (g) To report to the directors or the Bank or to such
                  person or persons as the directors of the Bank designate as to the administration of the plan, any significant problems which have developed in connection with the administration of the plan and any recommendations which the plan administrator may have as to the amendment of the plan or the modification of plan administration.

                  11.2 ACTION BY PLAN ADMINISTRATOR. During a period in which two or more plan administrative committee members are acting, any action by the plan administrator will be subject to the following provisions:

                           (a) The committee may act by meeting (including a
                  meeting from different locations by telephone conference) or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents.

                           (b) A committee member by writing may delegate part
                  or all of his rights, powers, duties and discretion to any other committee member, with such other committee member's consent.

                           (c) The committee shall act by a majority decision,
                  which action shall be as effective as if such action had been taken by all members of the committee; provided that by majority action one or more committee members or other persons may be authorized to act with respect to particular matters on behalf of all committee members.

                           (d) If there is an equal division among the committee
                  members with respect to any questions, a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

                           (e) The certificate of the secretary of the committee
                  or the majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor or any person relying on such certificate.

                           (f) Except as required by law, no member of the
                  committee shall be liable or responsible for an act or omission of other committee members in which the former has not concurred.

                  11.3 INFORMATION REQUIRED FOR PLAN ADMINISTRATION. The employers shall furnish the plan administrator with such data and information as the plan administrator considers necessary or desirable to perform its duties with respect to plan administration. The records of an employer as to an employee's or participant's period or periods of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and compensation will be conclusive on all persons unless determined to the plan administrator's satisfaction to be incorrect. Participants and other persons entitled to benefits under the plan also shall furnish the plan administrator with such evidence, data or information as the plan administrator considers necessary or desirable for the plan administrator to perform his duties with respect to plan administration.

                  11.4 DECISION OF PLAN ADMINISTRATOR FINAL. Subject to applicable law and the provision of section 11.5, any interpretation of the provisions of the plan and any decision on any matter within the discretion of the plan administrator made by the plan administrator in good faith shall be binding on all persons. A misstatement or other mistake or fact shall be corrected when it becomes known, and the plan administrator shall make such adjustment on account thereof as the plan administrator considers equitable and practicable.

                  11.5 REVIEW OF BENEFIT DETERMINATIONS. If a claim for benefits made by a participant or his beneficiary is denied, the plan administrator shall, within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made, furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the plan's claim review procedures. If requested in writing, the plan administrator shall afford each claimant whose claim has been denied a full and fair review of the plan administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the plan administrator shall notify the claimant in writing of the plan administrator's final decision.

                  11.6 UNIFORM RULES. The plan administrator shall perform his duties with respect to plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all participants similarly situated.

                  11.7 PLAN ADMINISTRATOR'S EXPENSES. All costs, charges and expenses reasonably incurred by the plan administrator which are not paid by the trust fund will be paid by the employers in such portions as the Bank shall direct; provided no compensation will be paid to a committee member as such.

                  11.8 INTERESTED PLAN ADMINISTRATOR. If a member of the plan committee is also a participant in the plan, he may not decide or determine any matter or question concerning his benefits unless such decision or determination could be made by him under the plan if he were not a committee member.

                  11.9 RESIGNATION OR REMOVAL OF PLAN ADMINISTRATIVE COMMITTEE MEMBERS. A member of the committee may be removed by the Bank at any time by ten days' prior notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days' prior written notice to the Bank and the other members of the committee. The Bank may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The Bank shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the plan administrator.

                  11.10 INDEMNIFICATION. To the extent permitted by law, no person (including a trustee, any present or former plan administrative committee member, and any present or former director, officer or employee of any employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan or the investment of the trust fund. To the extent permitted by law, each present or former director, officer or employee of any employer to whom the plan administrator or an employer has delegated any portion of its responsibilities under the plan and each present or former plan administrative committee member shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense.

                                   ARTICLE 12
                                   ----------

                            RELATING TO THE EMPLOYERS
                            -------------------------

                  12.1 ACTION BY EMPLOYERS. Any action required or permitted of an employer under the plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

                  12.2 ADDITIONAL EMPLOYERS. Any subsidiary or other related company that is not an employer may adopt the plan and become an employer thereunder by filing with the trustee and the plan administrator a certified copy of a resolution of the Board of Directors of the subsidiary or other related company providing for its adoption of the plan and a certified copy of a resolution of the directors of the Bank consenting to such adoption.

                  12.3 RESTRICTIONS ON REVERSIONS. The employers shall have no tight, title or interest in the assets of the plan, nor will any part of the assets of the plan at any time revert or be repaid to an employer, directly or indirectly, except as follows:

                           (a) If the Internal Revenue Service initially
                  determines that the plan, as applied to any employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the plan attributable to contributions made by that employer under the plan shall be returned to that employer within one year of the date of denial of qualification of the plan as applied to that employer.

                           (b) If a contribution or a portion of a contribution
                  is made by an employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed under the plan by that employer and, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to that employer within one year of the date the amount is contributed under the plan.

                           (c) Each contribution made by an employer is
                  conditioned upon the continued qualification of the plan and the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by an employer under the plan for a period for which the plan is not a qualified plan or the deduction for a contribution made by the employer is disallowed, then such contribution or portion of a contribution, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to that employer within one year of the date of determination of the nonqualified status of the plan or the date of disallowance of the deduction.

                                   ARTICLE 13
                                   ----------

                      AMENDMENT, TERMINATION OR PLAN MERGER
                      -------------------------------------

                  13.1 AMENDMENT. While the employers expect and intend to continue the plan, the Bank must necessarily reserve and hereby does reserve the right, subject to section 12.3, to amend the plan from time to time, except as follows:

                           (a) The duties and liabilities of the plan
                  administrator cannot be changed substantially without its consent; and

                           (b) No amendment shall reduce the value of a
                  participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Fairfield Companies on the day of the amendment.

The foregoing provisions of this section shall be subject to any applicable collective bargaining agreements, provided that the Bank may amend the plan at any time to the extent necessary in order that the plan shall meet the requirements of a "qualified plan" under Section 401(a) of the Code and any other requirements of applicable law.

                  13.2 TERMINATION. The plan will terminate as to all employers on any date specified by the Bank if advance written notice of the termination is given to the plan administrator and any other employers. The plan will terminate as to an individual employer on the first to occur of the following:

                           (a) The date it is terminated by that employer, if
                  ten days' advance written notice of the termination is given to the company, the plan administrator and the other employers.

                           (b) The date that employer is judicially declared
                  bankrupt or insolvent.

                           (c) The dissolution, merger, consolidation or
                  reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that:

                                    (i) In any such event arrangements may be
                  made with the consent of the Bank whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for that employer under the plan; and

                                    (ii) If any employer is merged, dissolved or
                  in any way reorganized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termination thereof.

Notwithstanding the foregoing, if any of the events described above should occur but some or all of the participants employed by an employer are transferred to employment with one or more of the other employers coincident with or immediately after the occurrence of such event, the plan as applied to those participants will automatically continue in effect without a termination thereof. The foregoing provisions of this section shall be subject to any applicable collective bargaining agreements.

                  13.3 PLAN MERGER. In no event shall there be any merger or consolidation of the plan with, or transfer of assets or liabilities to, any other plan unless each participant in the plan would (if the plan then terminated) received a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

                  13.4 CONTINUATION BY A SUCCESSOR OR PURCHASER. Notwithstanding
section 13.2, the plan and the trust shall not terminate in the event of dissolution, merger, consolidation or reorganization of an employer or sale by an employer of its entire assets or substantially all of its assets if arrangements are made in writing between the employer and any successor to the employer or purchaser of all or substantially all of its assets whereby such successor or purchaser will continue the plan and the trust. If such arrangements are made, then such successor or purchaser shall be substituted for the employer under the plan and the trust agreement.

                  13.5 NOTICE TO PARTICIPANTS OF AMENDMENTS, TERMINATIONS OR PLAN MERGERS. Participants affected thereby shall be notified by the Bank within a reasonable time following any amendment, termination, plan merger, or consolidation.

                  13.6 VESTING AND DISTRIBUTION ON TERMINATION. The date of any termination or partial termination as respects all employers (and, at the discretion of the Bank, on a termination or partial termination of the plan as respects any employer that does not result in the termination or partial termination of the plan as respects all employers), will be an "interim accounting date", and the benefits of each participant affected by such termination or partial termination will be fully vested and will be payable to such participant in a lump sum as soon as practicable unless other arrangements are previously made pursuant to the provisions of Article 7.

                                   ARTICLE 14
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

                  14.1 EXAMINATION OF PLAN DOCUMENTS. Copies of the plan and any amendments thereto will be on file at the principal office of each employer where they may be examined by any participant or any other person entitled to benefits under the plan.

                  14.2 NOTICES. A notice mailed to a participant or beneficiary at his last address filed with the plan administrator in care of the Bank will be binding on the participant or beneficiary for all purposes of the plan. Any notice or document relating to the plan required to be given to or filed with the plan administrator or any employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the plan administrator, in care of the Bank, at Old McHenry Road, Box 1190 RFD, Long Grove, Illinois, 60047.

                  14.3 NONALIENATION OF PLAN BENEFITS. The rights or interests of any participant or any participant's beneficiaries to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant or beneficiary, nor shall any such participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under this plan except as may be required by the tax withholding provisions of the Internal Revenue Code or of a state's income tax act or pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code.

                  14.4 NO EMPLOYMENT GUARANTEE. None or the establishment of the plan, modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any participant or other person any legal or equitable right against the employers, the plan administrator or trustee, except as herein provided. Under no circumstances shall the terms of employment of any participant be modified or in any way affected hereby. The maintenance of this plan shall not constitute a contract of employment, and participation in the plan will not give any participant a right to be retained in the employ of the employers. None of the employers, the plan administrator or the trustee in any way guarantees any assets of the plan from loss or depreciation or any payment to any person. The liability of the plan administrator or any employer as to any payment or distribution of benefits under the plan is limited to the available assets of the trust fund.

                  14.5 PARTICIPANT LITIGATION. In any action or proceeding regarding the plan assets or any property constituting a portion or all thereof or regarding the administration of the plan, employees or former employees of the employers or their beneficiaries or any other persons having or claiming to have an interest in this plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this plan. To the extent permitted by law, if a legal action is begun against the employers, the plan administrator or the trustee by or on behalf of any person, and such action results adversely to such person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the costs to the employers, the plan administrator or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this plan shall constitute a release of the employers, the plan administrator and the trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.

                  14.6 SUCCESSORS. The plan and the trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and on the plan administrator and the trustee and their successors.

                  14.7 ADEQUACY OF EVIDENCE. Evidence which is required of anyone under the plan shall be executed or presented by the proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the plan administrator, the trustee, the employers or other persons acting on such evidence considers pertinent and reliable.

                  14.8 GENDER AND NUMBER. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.

                  14.9 WAIVER OF NOTICE. Any notice required under the plan may be waived by the person entitled to notice.

                  14.10 APPLICABLE LAW. The plan and the trust shall be construed in accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, this plan shall be construed in accordance with the laws of the state of Illinois.

                  14.11 SEVERABILITY. If any provision of the plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the plan, and the plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the plan.

                  14.12 FIDUCIARY RESPONSIBILITIES. It is specifically intended that all provisions of the plan shall be applied so that all fiduciaries with respect to the plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements of responsibilities apply to them. No provisions of the plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the plan solely in the interests of participants and other persons entitled to benefits under the plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

                                 FIRST AMENDMENT
                                 ---------------
                                     TO THE
                                     ------
                             FAIRFIELD SAVINGS BANK
                             ----------------------
                         PROFIT SHARING AND SAVINGS PLAN
                         -------------------------------

                  WHEREAS, Fairfield Savings Bank (the "Bank") maintains the Fairfield Savings Bank Profit Sharing and Savings Plan (the "plan"); and

                  WHEREAS, amendment of the plan is now considered desirable to add the direct rollover language that is now required by law.

                  NOW, THEREFORE, by virtue and in exercise of the power reserved to the Bank under the plan, and pursuant to the authority delegated to the undersigned by the Board of Directors of the Bank, the plan be and hereby is amended effective as of January 1, 1993 by adding the following section 7.11 to the plan.

                  "7.11 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                           An 'eligible rollover distribution' is any
                  distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           An 'eligible retirement plan' is an individual
                  retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           A 'distributee' includes an employee or former
                  employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                           A 'direct rollover' is a payment by the plan to the
                  eligible retirement plan specified by the distributee."

                  IN WITNESS WHEREOF, Fairfield Savings Bank has caused this amendment to be executed on its behalf by its duly authorized officer this ____ day of _____________, 1993.

                                         FAIRFIELD SAVINGS BANK

                                         By
                                           ---------------------------
                                         Its
                                            --------------------------

ATTEST:

By
  ---------------------------
Its
   --------------------------

                               SECOND AMENDMENT OF
                             FAIRFIELD SAVINGS BANK
                         PROFIT SHARING AND SAVINGS PLAN
               (AS AMENDED AND RESTATED EFFECTIVE AUGUST 1, 1989)
               --------------------------------------------------

                  WHEREAS, Fairfield Savings Bank (the "company") maintains the Fairfield Savings Bank Profit Sharing and Savings Plan (the "plan"); and

                  WHEREAS, effective August 1, 1994, amendment to the plan is now considered desirable to allow participants who have attained age 55 to elect to direct investment under paragraph 5.6 in increments of 25% of the value of the participants account; and

                  WHEREAS, effective January 1, 1994, amendment to the plan is now considered desirable to reflect recent changes in compensation limitations now required by law; and

                  WHEREAS, amendment to the plan is now considered desirable to clarify that commissions are included in the meaning of earnings under the plan;

                  NOW, THEREFORE, by virtue and in exercise of the power reserved to the company by Section 13.1 of the plan and pursuant to the authority delegated to the undersigned officer of the company by its Board of Directors, the plan be and hereby is amended in the following particulars:

                  1. By replacing the first sentence of Section 5.6 with the following, effective as of August 1, 1994:

                  "5.6 DIRECTED INVESTMENT ELECTION AT AGE 55. Any participant who has attained age 55 may elect to have all or a portion, specified in multiples of 25 percent, of his accounts converted to cash based upon the fair market value of his accounts as determined by the trustee and to have such cash amount invested in one or more of the following directed investments:"

                  2. By substituting "$150,000" for "$200,000" where it appears in Section 3.5(e) and Section 6.5, effective as of January 1, 1994.

                  3. By adding the phrase ", including commissions," after the word compensation in the first sentence of Section 3.5.

                  IN WITNESS WHEREOF, Fairfield Savings Bank has caused this amendment to be executed on its behalf by its duly authorized officer this ____ day of __________, 1994.

                                         FAIRFIELD SAVINGS BANK

                                         By:
                                            -------------------------
                                         Its:
                                             ------------------------

                             AMENDMENT NUMBER THREE

                                       TO

           THE FAIRFIELD SAVINGS BANK PROFIT SHARING AND SAVINGS PLAN


Pursuant to Section 13.1 of The Fairfield Savings Bank Profit Sharing and Savings Plan ("Plan"), the Plan is amended as follows, effective as of November 18, 1996:


1. ARTICLE 4 - Section 4.1 of the Plan shall be amended in its entirety to read as follows:


                           4.1 EMPLOYERS' CONTRIBUTIONS. (a) SALARY DEFERRAL CONTRIBUTIONS. As soon as practicable after each payroll period, but in any event within the time prescribed by law or regulation, each employer shall deliver to the trustee 100 percent of the salary deferral contributions (as defined in section 3.1, including the participant's basic salary deferral contribution) elected by the participant for that payroll period

                           (b) Each plan year beginning on or after the effective date and subject to the conditions and limitations of this
         Article 4 and Article 10, each employer will make a contribution under the plan for each active participant employed by it during that plan year in an amount equal to the sum of the following:

                           (i) EMPLOYER MATCHING CONTRIBUTIONS. With respect to each participant who elects to make basic salary deferral contributions or voluntary contributions, or both, to the plan, the employers shall make a matching contribution, on behalf of each such participant equal to 25 percent of the amount of basic salary deferral contributions and voluntary contributions which such participant has made up to a maximum matching contribution of 1.50 percent of a participant's compensation (i.e., aggregate contributions not in excess of six percent of the participant's earnings). The employer matching contribution shall first be applied to the basic salary deferral contribution and then to the voluntary contribution to the extent such basic salary deferral contribution does not exceed six percent of the participant's earnings for such plan year.

                           (ii) BASIC PROFIT SHARING CONTRIBUTION. For Plan
                  Years beginning before August 1, 1996, an amount equal to two percent of each participant's earnings for that plan year; for the Plan Year beginning August 1, 1996, an amount equal to 2% of each participant's earnings for the period beginning August 1, 1996 and ending December 31, 1996; and for the period beginning January 1, 1997 and ending July 31, 1997 and for Plan Years beginning after August 1, 1996, none.

                           (iii) DISCRETIONARY PROFIT SHARING CONTRIBUTION. An
                  amount as the Bank shall determine, if any.

2. ARTICLE 5 - Section 5.3 of the Plan shall be amended in its entirety to read as follows:


                           5.3 INVESTMENT FUNDS. (a) From time to time the Bank may cause the trustee or an investment manager to establish one or more investment funds for the investment and reinvestment of plan assets. The continued availability of any investment fund is necessarily conditioned upon the terms and conditions of investment management agreements and other investment arrangements. While the Bank may arrange with the trustee and investment managers for the establishment of investment funds, the continued availability of these funds cannot be assured, nor is it possible to assure that the arrangements or the investment funds managed by a particular investment manager or by the trustee will continue to be available on the same or similar terms. The Bank may, in its discretion, direct the establishment of additional investment funds or may terminate any investment fund as it deems appropriate and in the best interest of plan participants. Participant loans shall constitute aggregated investments on behalf of the participant to whom such loans are made and shall not be reflected in any investment fund. Except as provided in this section and sections 5.4, 5.5 and 5.6 participants' accounts shall be invested in any one or more investment funds as determined by the trustee.

                           (b) SHARE INVESTMENT ACCOUNT. Effective as of November 18, the Bank shall make available for investment of plan assets a Employer Stock Fund, which shall be an investment fund comprised primarily of Shares and fractional Shares. "Shares" for all purposes of the Plan means shares and any fraction thereof of common stock of Big Foot Financial Corp.


3. ARTICLE 5 - Article 5 shall be amended by adding new Sections 5.13, 5.14, 5.15, 5.16 and 5.17 to read as follows:

         5.13     INVESTMENT OF MATCHING CONTRIBUTIONS

                  Notwithstanding anything in this Plan to the contrary, commencing , 1996, the Bank may, in its discretion, make all or part of the Employer Matching Contributions in the form of Shares provided such determination is made by resolution of its Board of Directors in advance of the period to which the contribution relates. In the event that all or a portion of the Employer Matching Contribution is made in the form of Shares, such Shares shall be invested in the Employer Stock Fund. Each employer may, in its sole and absolute discretion by resolution of its board of directors, direct that the portion of the Employer Matching Contribution made in the form of cash be one hundred percent (100%) invested in the Employer Stock Fund applied to purchase Shares.

         5.14     VOTING RIGHTS

                  Each person with an interest in the Employer Stock Fund on the applicable record date shall have the right to participate in the decision as to how to exercise the voting rights appurtenant to the Shares held in the Employer Stock Fund by completing and filing a written direction with an independent third party ("Tabulator") on a timely basis. The Tabulator shall direct the trustee to cast affirmative votes equal to the product of (a) the total number of Shares held in the Employer Stock Fund multiplied by (b) a fraction, the numerator of which is the aggregate value of the interests in the Employer Stock Fund of all persons directing that an affirmative vote be cast, and the denominator of which is the aggregate value of the interests in the Employer Stock Fund of all persons directing that an affirmative vote or a negative vote be cast. Negative votes shall be cast with respect to the remaining Shares held in the Employer Stock Fund.

         5.15     TENDER RIGHTS

                  Each person with an interest in the Employer Stock Fund on the applicable record date shall have the right to participate in the decision as to how to respond to a tender offer for Shares by completing and filing a written direction with the Tabulator on a timely basis. The Tabulator shall direct the trustee to tender a number of Shares equal to the product of (a) the total number of Shares held in the Employer Stock Fund multiplied by (b) fraction, the numerator of which is the aggregate value of the interests in the Employer Stock Fund of all persons directing that such Shares be delivered in response to such tender offer, and the denominator of which is the aggregate value of the interests in the Employer Stock Fund of all persons directing that such Shares be delivered or that the delivery of such Shares be withheld. Delivery of the remaining Shares held in the Employer Stock Fund shall be withheld.

         5.16     DISSENTERS' RIGHTS

                  Each person with an interest in the Employer Stock Fund on the applicable record date shall have the right to participate in the decision as to whether to exercise the dissenters' rights appurtenant to Shares held in the Employer Stock Fund by completing and filing a written direction with the Tabulator on a timely basis. The Tabulator shall direct the trustee to exercise dissenters' rights with respect to a number of Shares equal to the product of (a) the total number of Shares held in the Employer Stock Fund multiplied by (b) a fraction, the numerator of which is the aggregate value of the interests in the Employer Stock Fund of all persons directing that the dissenters' rights appurtenant to which Shares be exercised, and the denominator of which is the aggregate value of all of the interests in the Employer Stock Fund. Dissenters' rights shall not be exercised with respect to the remaining Shares held in the Employer Stock Fund.

         5.17     DIVIDEND REINVESTMENT

                  Dividends paid with respect to Shares held in the Employer Stock Fund shall be reinvested in the Employer Stock Fund.


4. ARTICLE 7 - Article 7 shall be amended by adding a new Section 7.11 to read in its entirety as follows:

         7.11 MANNER OF PAYMENT OF WITHDRAWALS AND DISTRIBUTIONS FROM THE EMPLOYER STOCK FUND

                  Withdrawals from the Employer Stock Fund shall be made to Participants in cash.

                  Distributions from the Employer Stock Fund shall be made to participants and beneficiaries in cash, unless the participant or beneficiary elects that such distributions may be made wholly or partially in Shares. If the participant or beneficiary elects that such distributions may be made wholly or partially in Shares, subject to such terms and conditions as may be established from time to time, the number of Shares to be distributed shall be equal to the maximum number of whole Shares that may be acquired with the amount to be distributed in Shares, based upon the fair market value of a Share determined as of the date of payment. An amount of money equal to any remaining amount of the payment that is less than the fair market value of a whole Share shall be distributed in cash. For purposes of this Section 7.11, the fair market value of a Share shall be determined on a uniform and nondiscriminatory basis in such manner as the Committee may, in its discretion, prescribe.


5. ARTICLE 10 - Section 10.2 shall be amended by adding the following new language at the end thereof:

         A participant's "annual addition" also includes any employer contributions for such limitation year to a qualified employee stock ownership plan maintained by the employer and allocated to the participant's individual account under such plan, plus such participant's allocable portion of any employer contribution for such limitation year to a qualified employee stock ownership plan maintained by the employer and applied to the payment of principal and interest on a securities acquisition loan obtained by such plan. Notwithstanding the foregoing, if, for any limitation year, the aggregate amount of employer contributions to such an employee stock ownership plan allocable to individuals who are highly compensated employees for such limitation year does not exceed one-third of the total of all employer contributions to such plan for such limitation year, then that portion, if any, of any employer contributions that is applied to the payment of interest on a securities acquisition loan shall not be included as an annual addition. In determining whether more than one-third of the employer contributions for a limitation year would be allocable to the highly compensated employees, any amount allocable to a family member (within the meaning of Section 414(q)(6)(B) of the Code) of a highly compensated employee who is either a five percent owner or one of the ten highly compensated employees with the highest total compensation, shall be treated as an allocation to such highly compensated employee. In no event shall the value of any securities purchased under a qualified employee stock ownership plan with a securities acquisition loan, any dividends or other earnings thereon, any proceeds from the sale thereof or any portion of the value of the foregoing be included as an annual addition.



                                       74